SPONSOR SHAREHOLDERS AGREEMENT (WARBURG PINCUS)

BY AND AMONG

Triton International Limited

AND

THE SPONSOR SHAREHOLDERS PARTY HERETO

THE COMPANY SHARES (AS DEFINED HEREIN) ISSUED TO THE SPONSOR SHAREHOLDERS PARTY HERETO HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED OR SOLD, UNLESS THEY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE (AND, IN SUCH CASE, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY MAY BE REQUESTED BY THE COMPANY TO THE EFFECT THAT SUCH OFFER OR SALE IS NOT REQUIRED TO BE REGISTERED UNDER THE SECURITIES ACT).

Dated as of November 9, 2015

As amended on July 11, 2016

Table of Contents

i

Table of Contents
(CONTINUED)

  Page

Exhibits and Schedules:

EXHIBIT A SPONSOR SHAREHOLDERS

EXHIBIT B JOINDER TO SPONSOR SHAREHOLDERS AGREEMENT

EXHIBIT C RESTRICTED EXECUTIVES

EXHIBIT D TARGET SENIOR EXECUTIVES

EXHIBIT E MEMORANDUM OF ASSOCIATION

EXHIBIT F FORM OF BYE-LAWS

EXHIBIT G REGISTRATION RIGHTS

EXHIBIT H FORM OF INDEMNIFICATION AGREEMENT

EXHIBIT I FORM OF MANAGEMENT RIGHTS AGREEMENT

Schedule 2.02(b) DIRECTORS OF THE COMPANY

ii

SPONSOR SHAREHOLDERS AGREEMENT (WARBURG PINCUS)

This SPONSOR SHAREHOLDERS AGREEMENT (WARBURG PINCUS) (this “Agreement”), dated as of November 9, 2015, is entered into by and among Triton International Limited, a Bermuda exempted company incorporated with limited liability (the “Company”), and each of the shareholders of the Company whose name appears on Exhibit A hereto (each, a “Sponsor Shareholder” and, together with the Company, the “Parties”).

WITNESSETH:

WHEREAS, the Company, Triton Container International Limited, an exempted company incorporated with limited liability under the laws of Bermuda (“Triton”), TAL International Group, Inc., a Delaware corporation (“TAL”), Ocean Delaware Sub, Inc., a Delaware corporation (“Delaware Sub”) and Ocean Bermuda Sub Limited, an exempted company incorporated with limited liability under the laws of Bermuda (“Bermuda Sub”) have entered into a transaction agreement (the “Transaction Agreement”), dated as of the date hereof, pursuant to which, on the Closing Date (as such term is defined in the Transaction Agreement), subject to certain terms and conditions, among other things, (i) Bermuda Sub will merge with and into Triton, with Triton surviving such merger as a wholly-owned subsidiary of the Company, and (ii) Delaware Sub will merge with and into TAL, with TAL surviving the merger as a wholly-owned subsidiary of the Company (collectively, the “Closing”); and

WHEREAS, in connection with the execution of the Transaction Agreement by the Company, the Parties wish to set forth certain rights, duties and obligations with respect to the Company, to become effective upon the occurrence of the Closing.

NOW, THEREFORE, in consideration of the mutual promises of the Parties, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually agreed by and among the Company and the Sponsor Shareholders as follows:

ARTICLE I

DEFINITIONS and interpretation

Section 1.01.           Certain Definitions. As used in this Agreement, the following terms have the following meanings:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly Controls, is Controlled by, or is under common Control with, such Person; provided, that no shareholder of the Company shall be deemed an Affiliate of any other shareholder solely by reason of any investment in the Company; provided, further, that “Affiliate” shall not include the portfolio companies of any of the Sponsor Shareholders or any Affiliate of such portfolio companies (other than the Company and its Subsidiaries) so long as such portfolio company (i) has not been directed by the Sponsor Shareholders or their Affiliates to take any actions that would otherwise be prohibited by Affiliates of the Sponsor Shareholders under this Agreement and (ii) has not been provided with any Confidential Information by the Sponsor Shareholders or their Affiliates.

1

“Agreement” has the meaning set forth in the preamble.

A Person shall be deemed to be the “beneficial owner” of securities:

(i) when such Person, directly or indirectly, has the right to vote or dispose of or has “beneficial ownership” of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act) such securities, including pursuant to any agreement, arrangement or understanding, whether or not in writing;

(ii) when such Person, directly or indirectly, owns or has the right to acquire (whether such right is exercisable immediately or only after the passage of time or upon the satisfaction of one or more conditions (whether or not within the control of such Person), compliance with regulatory requirements or otherwise) such securities pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, other rights, warrants or options, or otherwise; or

(iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate thereof) with which such Person has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting or disposing of any such securities.

“Bermuda Sub” has the meaning set forth in the recitals.

“Board” means the board of directors of the Company.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in Hamilton, Bermuda or New York, New York are authorized by Law to close.

“Bye-laws” means the bye-laws of the Company, as amended from time to time.

“Charter” means the memorandum of association of the Company, as amended and restated from time to time.

“Closing” has the meaning set forth in the recitals.

“Common Shares” means the common shares, par value $0.01 per common share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any share split, dividend or combination, or any reclassification, recapitalization, amalgamation, merger, consolidation, scheme of arrangement, exchange or other similar reorganization.

“Company” has the meaning set forth in the preamble.

“Company Securities” means (i) the Common Shares and any other shares of capital or other equity of the Company or any Subsidiary, (ii) securities convertible into or exchangeable for Common Shares or other shares of capital or other equity of the Company or any Subsidiary, and (iii) options, warrants, share appreciation rights, participating interests or

2

other rights to acquire Common Shares or other shares of capital or other equity of the Company or any Subsidiary.

“Company Shares” means the issued and outstanding Common Shares.

“Confidential Information” means any information concerning the Company or any Persons that are or become its Subsidiaries or the financial condition, business, operations or prospects of the Company or any such Persons in the possession of or furnished to any Sponsor Shareholder or its Representatives; provided, that the term “Confidential Information” does not include information that (i) is or becomes generally available to the public other than as a result of a disclosure by such Sponsor Shareholder or its Representatives in violation of this Agreement, (ii) is or was available to such Sponsor Shareholder on a non-confidential basis prior to its being furnished to such Sponsor Shareholder or its Representatives by the Company or (iii) was or becomes available to such Sponsor Shareholder on a non-confidential basis from a source other than the Company, which source is or was (at the time of receipt of the relevant information) not, to such Sponsor Shareholder’s actual knowledge, bound by a confidentiality agreement with (or other confidentiality obligation to) the Company or another Person.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and “Controlled” has a correlative meaning.

“Delaware Sub” has the meaning set forth in the recitals.

“Derivative Securities” means, with respect to any Person, any rights, options or other securities convertible into or exchangeable for equity securities, or any obligations measured by the price or value of any equity securities, including without limitation any swaps or other derivative arrangements.

“Designated Sponsor Director” means each of the Warburg Pincus Directors and the “Vestar Director”, as defined in the Vestar Shareholders Agreement.

“EDGAR” means the Electronic Data Gathering, Analysis and Retrieval system of the SEC.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, as the same shall be in effect from time to time.

“Extraordinary Transaction” means any merger, amalgamation, scheme of arrangement, consolidation, business combination, recapitalization, reorganization, tender or exchange offer, liquidation, sale of all or substantially all assets, or other similar extraordinary transaction involving the Company.

“Governmental Entity” means any Bermuda, foreign, United States federal or state, regional or local legislative, executive or judicial body or agency, any court of competent jurisdiction, any department, commission, political subdivision or other governmental entity or instrumentality, or any arbitral authority, in each case, whether domestic or foreign.

3

“Independent Director” means any Person designated as a director of the Board that complies with the Independence Requirements; provided, that none of the Warburg Pincus Directors will be disqualified from being considered an Independent Director if such Warburg Pincus Director otherwise complies with the Independence Requirements.

“Independence Requirements” means the applicable director and committee member independence requirements set forth pursuant to applicable Law and the applicable rules and regulations of any stock exchange on which the Company Securities are listed, including the independence requirements established by the SEC and the NYSE, it being understood that the affiliation of any of the Warburg Pincus Directors with a Company shareholder beneficially owning ten percent (10%) or more of the Company Shares will not, by itself, prevent any such Warburg Pincus Director from satisfying the Independence Requirements (other than the Independence Requirements applicable to the members of the Audit Committee).

“Judgments” means any judgments, injunctions, orders, stays, decrees, writs, rulings, or awards of any court or other judicial authority or any other Governmental Entity.

“Law” means all laws (including common law), statutes, ordinances, rules, regulations, orders, decrees or legally-binding guidance of any Governmental Entity, or Judgments.

“Necessary Action” means, with respect to a specified result to be undertaken by any Person, all actions within its control (to the extent such actions are permitted or not prohibited by applicable Laws and stock exchange regulations and would not cause the Parties to breach their respective obligations under this Agreement or the Charter or the Bye-laws) reasonably necessary or appropriate to promptly cause such result (whether directly or indirectly), including (subject to the foregoing) (i) voting or providing a written consent or proxy with respect to its Company Shares, (ii) calling or attending meetings in person or by proxy for purposes of obtaining a quorum and causing the adoption by the Person obligated to undertake the Necessary Action of shareholders’ resolutions and amendments to the Company’s Charter or Bye-laws, (iii) using reasonable best efforts to cause members of the Board (to the extent such members were nominated or designated by the Person obligated to undertake the Necessary Action, and subject to any fiduciary duties that such members may have as directors of the Company) to act in a certain manner or causing them to be removed in the event they do not act in such a manner, (iv) executing agreements and instruments, and (v) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.

“NYSE” means the New York Stock Exchange.

“Parties” has the meaning set forth in the preamble.

“Passive Institutional Investor” means any Person who, with respect to an investment in Company Securities, is eligible to file a short-form statement on Schedule 13G pursuant to paragraph (b) of Rule 13d-1 under the Exchange Act.

4

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or any other entity.

“Public Offering” means any public offering and sale of equity securities of the Company or its successor for cash pursuant to an effective registration statement (other than on Form S-4, S-8 or a comparable form) under the Securities Act.

“Qualified Public Offering” means the initial underwritten offering of Company Shares.

“Recommended Transaction” means any Extraordinary Transaction (including any tender or exchange offer made for Company Shares) that is approved by the Board and provides for equal treatment of all Company Shares, including providing for the same type and amount of consideration per Company Share to all shareholders of the Company.

“Representatives” means, with respect to any Person, (i) any of such Person’s partners, stockholders, shareholders, members, directors, officers, employees, agents, counsel, accountants, trustees, equity financing partners, investment advisors or representatives, Affiliates and investment vehicles managed or advised by such Person, (ii) the partners, stockholders, shareholders, members, directors, officers, employees, agents, counsel, accountants, trustees, equity financing partners, investment advisors or representatives of such Persons listed in clause (i), and (iii) any other Person acting on behalf of, such Person with respect to the Company, any of its Subsidiaries or this Agreement.

“Rule 144” means Rule 144 (or any successor provisions) under the Securities Act.

“SEC” means the United States Securities and Exchange Commission and any successor agency performing comparable functions.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

“Sponsor Shareholder” has the meaning set forth in the preamble.

“Sponsor Shareholder Group” means, collectively, all of the Sponsor Shareholders (including, for the avoidance of doubt, any Person who becomes a Sponsor Shareholder by execution and delivery of a Joinder Agreement in accordance with Section 3.02).

“Subsidiary” means, as to a Person, any corporation, partnership, limited liability company or other organization, whether incorporated or unincorporated, of which at least a majority of the securities or other interests having by their terms voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly beneficially owned or controlled by such Person.

“TAL” has the meaning set forth in the recitals.

“Transaction Agreement” has the meaning set forth in the recitals.

5

“Transfer” means, with respect to any Company Shares, (i) when used as a verb, to sell, assign, dispose of, hedge, pledge, hypothecate, encumber, exchange or otherwise transfer, directly or indirectly, such Company Shares or any participation or interest therein, or agree or commit to do any of the foregoing, and (ii) when used as a noun, a sale, assignment, disposition, hedging, pledge, hypothecation, encumbrance, exchange or other direct or indirect transfer of such Company Shares or any participation or interest therein or any agreement or commitment to do any of the foregoing, in each case, directly or indirectly, voluntarily, involuntarily, by operation of Law, pursuant to judicial process or otherwise (other than, for the avoidance of doubt, by way of a Transfer of any equity interest of a Sponsor Shareholder), and “Transferred”, “Transferee” and “Transferor” each have a correlative meaning; provided, that the change of any trust, trustee or fiduciary of a Sponsor Shareholder (to a successor trust, trustee or fiduciary of such Sponsor Shareholder) will not in and of itself be considered a Transfer of the Company Shares held by such Sponsor Shareholder.

“Triton” has the meaning set forth in the recitals.

“Triton Voting Agreements” has the meaning set forth in the Transaction Agreement.

“Underwritten Offering” means a registration in which Company Securities are sold to an underwriter or underwriters on a firm commitment basis with a view to public distribution.

“Vestar Shareholders Agreement” means that certain Sponsor Shareholders Agreement (Vestar) entered into on the date hereof by and between the Company and the Vestar Shareholder Group.

“Vestar Shareholder Group” means, collectively, (i) Vestar/Triton Investments III, L.P. and (ii) Vestar-Triton (Gibco) Limited, and, in each case, any successor fund to any of the foregoing, any Affiliate thereof that is a direct or indirect equity investor in the Company and any Person who becomes a Sponsor Shareholder by execution and delivery of a Joinder Agreement in accordance with Section 3.02.

In addition, each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Audit Committee	2.03
Chairman	2.02(e)
Committee	2.03
Compensation Committee	2.03
Director Indemnitee	2.04
Fund Indemnitors	2.04
Identified Person	6.09
Indemnification Agreement	2.04(a)
Initial Holding Period	3.01(a)
Joinder Agreement	3.02
Nominating and Corporate Governance Committee	2.03
6

Section
Prospective Transferee	4.03(b)
Replacement Sponsor Designee	2.02(c)
Restricted Executives	4.02(b)
Vacancy Event	2.02(c)
VCOC	2.06
VCOC Investor	2.06
Warburg Pincus Directors	2.02

Section 1.02.           Other Interpretive Provisions.

(a)                The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)               A reference to an Article, Section or Exhibit is a reference to an Article or Section of, or Exhibit to, this Agreement, and references to this Agreement include any recital in or Exhibit to this Agreement.

(c)                The Exhibits form an integral part hereof.

(d)               Headings, captions and the Table of Contents are inserted for convenience only and shall not affect the construction or interpretation of this Agreement.

(e)                Unless the context otherwise requires, the words “hereof” and “herein”, and words of similar meaning refer to this Agreement as a whole and not to any particular Article, Section or clause.

(f)                The term “including” is not limiting and means “including without limitation.”

(g)               Unless the context otherwise requires, the word “or” shall be disjunctive but not exclusive.

(h)               Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.

(i)                 The Parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intention or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.

7

ARTICLE II

CORPORATE GOVERNANCE

Section 2.01.           Board of Directors. For so long as the Sponsor Shareholder Group is entitled to designate to the Board at least one (1) director pursuant to Section 2.02(a), each of the Parties shall, and shall cause its respective Affiliates to, take all Necessary Action to ensure that the Board consist of nine (9) directors and the Board and the Committees be constituted and operate in accordance with this ARTICLE II; provided, that in the event the Sponsor Shareholder Group, together with the Vestar Shareholder Group, is entitled to designate to the Board fewer than three (3) directors, the Board may consist, in the Company’s sole discretion (subject to any limitations in the Bye-laws or requirements of applicable Law), of six (6) directors plus the number of directors that the Sponsor Shareholder Group, together with the Vestar Shareholder Group is then entitled to designate.

Section 2.02.           Composition of the Board.

(a)                Warburg Pincus Directors; Other Directors.

(i)                 For so long as the Sponsor Shareholder Group beneficially owns a number of Company Shares representing at least the percentage set forth below of the number of Company Shares beneficially owned by the Sponsor Shareholder Group as of the date of the Closing (as adjusted for any share-splits, share dividends, combinations, recapitalizations or the like), the Sponsor Shareholder Group shall have the right to designate to the Board the number of directors set forth below opposite such percentage (the directors so designated (and any replacement therefor designated in accordance with Section 2.02(c)), the “Warburg Pincus Directors”) and the Parties shall take all Necessary Action to cause such Warburg Pincus Directors to be elected at each annual general meeting of the Company and at any other meeting where directors of the Board are to be elected (including, in the case of the Company, by (A) recommending that the shareholders of the Company vote in favor of the election of such Warburg Pincus Directors at such meeting and (B) soliciting proxies for the election of such Warburg Pincus Directors); provided that, to the extent that such individuals are not included in the initial Board pursuant to Section 2.02(a)(ii), the nomination of such Warburg Pincus Directors shall be subject to the approval of the Nominating and Corporate Governance Committee and the approval of the Board, it being understood that any executive in good standing, with a title of “managing director” or above of a Sponsor Shareholder or any Affiliate thereof, shall be presumed to be qualified to serve as a director of the Board, unless the Nominating and Corporate Governance Committee of the Board concludes in good faith that there is good reason to rebut such presumption:

Percent	Number of Directors
50% or greater	2
Less than 50% but greater than or equal to 20%	1
Less than 20%	0

8

(ii)               All other directors of the Company shall be nominated by the Nominating and Corporate Governance Committee and the Parties shall, subject to Section 2.07(b), take all Necessary Action to cause such directors to be elected at each annual general meeting of the Company and at any other meeting where directors of the Board are to be elected (including, in the case of the Company, by (A) recommending that the shareholders of the Company vote in favor of the election of such directors at such meeting and (B) soliciting proxies for the election of such directors).

(b)               Initial Board. Effective as of the Closing, the Board shall initially be comprised of the nine (9) individuals set forth on Schedule 2.02(b) attached hereto, each of whom shall hold office until the next election of directors in accordance with the Bye-laws and this Agreement or, if earlier, until the occurrence of a Vacancy Event with respect to such director.

(c)                Removal; Vacancy. The Sponsor Shareholder Group shall have the exclusive right to (i) remove any of the Warburg Pincus Directors from the Board, and the Parties shall take all Necessary Action to cause the removal of any such Warburg Pincus Director at the request of the applicable Sponsor Shareholder, and (ii) designate replacements for any such Warburg Pincus Director (each, a “Replacement Sponsor Designee”) upon death, disability, resignation, retirement, disqualification or removal (with or without cause) (each a “Vacancy Event”) of any such Warburg Pincus Director, and the Parties shall take all Necessary Action to cause such Replacement Sponsor Designees to be appointed or elected to the Board as soon as practicable following the occurrence of such Vacancy Event; provided that, for the avoidance of doubt, any Replacement Sponsor Designee so designated shall be subject to the approval of the Nominating and Corporate Governance Committee in accordance with Section 2.02(a)(i) and no Sponsor Shareholder shall have a right to designate a Replacement Sponsor Designee to the extent that the appointment or election of such Replacement Sponsor Designee would result in the Board having as members, at any time, a number of directors designated by the Sponsor Shareholder Group in excess of the number of directors that the Sponsor Shareholder Group is then entitled to designate pursuant to Section 2.02(a). All other director vacancies shall be filled by designees nominated by the Nominating and Corporate Governance Committee.

(d)               Independent Directors. The Board shall be composed of not less than a majority of Independent Directors.

(e)                Chairman of the Board. Meetings of the Board shall be presided over by the Chairman of the Board (the “Chairman”), who shall be chosen by a majority vote of the Board. In the absence of the Chairman, meetings of the Board shall be presided over by the Chief Executive Officer of the Company. The Chairman shall not have any more votes than any other director, nor shall the Chairman have a casting or tie-breaking vote. The initial Chairman shall be Brian M. Sondey.

Section 2.03.           Committees. The Board shall create such committees as it may determine or as may be required under applicable Law or the applicable rules and regulations of any stock exchange on which the Company Securities are listed (each, a “Committee”). Each of the Parties shall take all Necessary Action to cause the creation and maintenance of:

9

(a)                a nominating and corporate governance committee of the Board (the “Nominating and Corporate Governance Committee”), which, so long as either the Sponsor Shareholder Group or the Vestar Shareholder Group is entitled to and has designated at least one Designated Sponsor Director who meets the Independence Requirements pursuant to Section 2.02(a), or pursuant to the corresponding provision of the Vestar Shareholders Agreement (as the case may be), shall include at least a Designated Sponsor Director who meets the Independence Requirements to be a member of such Committee, and shall otherwise consist of such Independent Directors as the Board may determine, with the majority of such Committee consisting of Independent Directors who are not Designated Sponsor Directors;

(b)               a compensation committee of the Board (the “Compensation Committee”), which, so long as either the Sponsor Shareholder Group or the Vestar Shareholder Group is entitled to and has designated at least one Designated Sponsor Director who meets the Independence Requirements pursuant to Section 2.02(a), or pursuant to the corresponding provision of the Vestar Shareholders Agreement (as the case may be), shall include at least a Designated Sponsor Director who meets the Independence Requirements to be a member of such Committee, and shall otherwise consist of such Independent Directors as the Board may determine, with the majority of such Committee consisting of Independent Directors who are not Designated Sponsor Directors; and

(c)                an audit committee of the Board (the “Audit Committee”), which shall consist of such Independent Directors as the Board may determine.

Section 2.04.           Insurance; Indemnification. (a)                The Company shall (i) pay to each director that is not a management director such fees as may be determined by the Board (and in all cases on the same basis as other members of the Board), (ii) reimburse each director for all reasonable out-of-pocket expenses incurred in connection with such director’s attendance at meetings of the Board and any committee thereof, including reasonable travel, lodging and meal expenses, (iii) enter into an indemnification agreement substantially in the form of Exhibit H attached hereto (each, an “Indemnification Agreement”) with each director, (iv) include in its Bye-laws provisions for exculpation and indemnification of each director, in each case to the maximum extent permitted by applicable Law, and (v) obtain customary director and officer indemnity insurance, which insurance shall name as insured each director.

(b)               The Company hereby acknowledges that, in addition to the rights provided to each Warburg Pincus Director pursuant to any Indemnification Agreement or other agreement or arrangement with the Company (as beneficiary of such rights, each of the Warburg Pincus Directors is herein referred to as a “Director Indemnitee”), the Director Indemnitees may have certain rights to indemnification or advancement of expenses provided by, or insurance obtained by, the Sponsor Shareholders or certain of their Affiliates (excluding the Company and its Subsidiaries), whether now or in the future (collectively, the “Fund Indemnitors”). Notwithstanding anything to the contrary in any of the Indemnification Agreements or any other agreement or arrangement with the Company, the Company hereby agrees that, with respect to its indemnification and advancement obligations to such Warburg Pincus Directors under the Indemnification Agreements and/or any such other agreement or arrangement, the Company (A) is the indemnitor of first resort (i.e., its obligations to indemnify the Director Indemnitees are primary and any obligation of the Fund Indemnitors or their insurers to advance expenses or to provide indemnification for the same expenses or liabilities incurred by any of the Director

10

Indemnitees is secondary and excess), (B) shall be required to advance the full amount of expenses incurred by a Director Indemnitee and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by a Director Indemnitee or on his or her behalf to the extent legally permitted and as required by the Indemnification Agreements and/or any such other agreement or arrangement, without regard to any rights such Director Indemnitee may have against the Fund Indemnitors or their insurers, and (C) irrevocably waives, relinquishes and releases the Fund Indemnitors and such insurers from any and all claims against the Fund Indemnitors or such insurers for contribution, by way of subrogation or any other recovery of any kind in respect thereof. In furtherance and not in limitation of the foregoing, the Company agrees that in the event that any Fund Indemnitor or its insurer should advance any expenses or make any payment to a Director Indemnitee for matters entitled to advancement or indemnification by the Company pursuant to an Indemnification Agreement and/or any such other agreement or arrangement, the Company shall promptly reimburse such Fund Indemnitor or insurer and that such Fund Indemnitor or insurer shall be subrogated to all of the claims or rights of such Director Indemnitee under the Indemnification Agreements and/or any such other agreement or arrangement, including to the payment of expenses in an action to collect. The Company agrees that any Fund Indemnitor or its insurer not a party hereto shall be an express third party beneficiary of this Section 2.04(b), able to enforce such clause according to its terms as if it were a party hereto. Nothing contained in the Indemnification Agreements and/or any such other agreement or arrangement is intended to limit the scope of this Section 2.04(b) or the other terms set forth in this Agreement or the rights of the Fund Indemnitors or their insurers hereunder.

Section 2.05.           Charter; Bye-laws. The Charter and the Bye-laws of the Company in effect as of the Closing shall be those set forth in Exhibit E and Exhibit F, respectively, with such changes to the Bye-laws as the Parties may agree to in writing. In the event that any provision of this Agreement is or becomes inconsistent or in conflict with the Charter or the Bye-laws, the Parties shall take all Necessary Action to amend the Charter or the Bye-laws, as applicable, such that the Charter and the Bye-laws are not inconsistent or in conflict with this Agreement.

Section 2.06.           ERISA Matters. Without limitation or prejudice of any of the rights provided to any of the Sponsor Shareholders under this Agreement, each of the Sponsor Shareholders and any successor thereof, and, at the written request of a Sponsor Shareholder, each co-investor or Affiliate of a Sponsor Shareholder that indirectly has an interest in the Company Securities through such Sponsor Shareholder, in each case that is intended to qualify as a “venture capital operating company” (a “VCOC”) as defined in the U.S. Department of Labor Regulations codified at 29 C.F.R. Section 2510.3-101 that beneficially owns a number of Company Shares representing at least one percent (1%) of the number of Company Shares outstanding (as adjusted for any share splits, share dividends, combinations, recapitalizations or the like (each, a “VCOC Investor”), may, upon the written request of such VCOC Investor, enter into a management rights agreement in substantially the form attached hereto as Exhibit I (each, a "Management Rights Agreement"), between the Company and each VCOC Investor, pursuant to which such VCOC Investor shall have customary and appropriate VCOC rights; provided, however, that the Company reserves the right to exclude such VCOC Investor from access to any written materials prepared for distribution to members of the Board at regularly scheduled Board meetings or meeting or portion thereof if the Company believes that such exclusion is reasonably

11

necessary to preserve the attorney-client privilege, to protect confidential proprietary information, to comply with regulatory restrictions, or for other similar reasons), and the right to audited and unaudited financial statements; provided, further, that the Company shall be under no obligation to provide the VCOC Investor with any material non-public information with respect to future corporate actions. The right of any Person to receive information or access pursuant to a Management Rights Agreement shall be subject to such Person executing a customary confidentiality agreement in favor of the Company and the related Sponsor Shareholder shall, in addition to the Person executing such agreement, be responsible for any breach thereof.

Section 2.07.           Voting Agreement.

(a)                For so long as the Sponsor Shareholder Group beneficially owns at least five percent (5%) of the Company Shares then issued and outstanding, each member of the Sponsor Shareholder Group shall vote (i) 55.0% of its Company Shares in the same proportion as the votes cast by the shareholders of the Company who are not Sponsor Shareholders (or their Affiliates) in any election or removal of directors (other than with respect to any contested election, any election of a Warburg Pincus Director or a Vestar Director, any removal of a Warburg Pincus Director or a Vestar Director or any replacement of such directors in accordance with Section 2.02(c)) and (ii) all of its Company Shares in the same proportion as the votes cast by shareholders of the Company who are not Sponsor Shareholders (or their Affiliates) in any vote or consent on any shareholder proposal or Extraordinary Transaction unless it is approved by a majority of the directors on the Board and, in the case of an Extraordinary Transaction, provides equal treatment of all Company Shares.

(b)               Subject to Section 2.07(a), each member of the Sponsor Shareholder Group agrees to take all Necessary Action, including by casting all votes to which such Sponsor Shareholder is entitled in respect of its Company Shares, whether at any annual or special meeting, by written consent or otherwise, so as to cause the election, removal and replacement of directors in accordance with Section 2.02 and to otherwise give the fullest effect possible to the provisions of this ARTICLE II.

(c)                The Company agrees, to the extent permitted by applicable Law and the applicable rules and regulations of any stock exchange on which the Company Securities are listed, to include in the slate of nominees recommended by the Board for election at any meeting of shareholders called for the purpose of electing directors the Persons designated pursuant to Section 2.02 and to nominate and recommend each such Person to be elected as a director as provided herein, and to solicit proxies or consents in favor thereof, and take all Necessary Action to otherwise give the fullest effect possible to the provisions of this ARTICLE II.

ARTICLE III

TRANSFERS

Section 3.01.           Limitations on Transfer.

(a)                During the six (6) month period following the date of the Closing (the “Initial Holding Period”), none of the members of the Sponsor Shareholder Group shall Transfer

12

any of its Company Shares unless such Transfer is (i) pursuant to or in connection with a Recommended Transaction or (ii) approved by the Board.

(b)               After the Initial Holding Period, for so long as the members of the Sponsor Shareholder Group beneficially own more than five percent (5%) of the Company Shares then issued and outstanding, no Sponsor Shareholder shall Transfer any of its Company Shares unless:

(i)                 such Transfer is in compliance with the Securities Act and any other applicable securities or “blue sky” Laws; and

(ii)               any of the following conditions is satisfied in connection with such Transfer:

(A)	to the knowledge of such Sponsor Shareholder, the Transferee of such Company Shares (whether a Person or a “group”, as defined under the Exchange Act) would not, after completion of such Transfer, beneficially own more than ten percent (10%) of the Company Shares then issued and outstanding or, if such Transferee is, to the knowledge of such Sponsor Shareholder, a Passive Institutional Investor, fifteen percent (15%) of the Company Shares then issued and outstanding;
(B)	such Transfer is pursuant to, or in connection with, a Recommended Transaction;
(C)	such Transfer is pursuant to an Underwritten Offering; or
(D)	such Transfer is approved by the Board.

(c)                For purposes of:

(i)                 the foregoing clauses (a)(ii) and (b)(ii)(D), the Board shall act by a majority of the members of the Board other than the Designated Sponsor Directors; and

(ii)               the foregoing clause (b)(ii)(A), “knowledge” means the actual knowledge of the relevant Sponsor Shareholder, after review of the SEC’s EDGAR system with respect to the Transferee if the identity of the Transferee is known and (i) in no event shall (A) the knowledge of such Sponsor Shareholder’s broker be imputed to such Sponsor Shareholder and (B) such Sponsor Shareholder have any obligation to make inquiry or investigation as to the identity of the Transferee and (ii) if such Sponsor Shareholder has actual knowledge of the identity of the Transferee, such Sponsor Shareholder shall be entitled to rely on information available on the SEC’s EDGAR system as to such Transferee’s beneficial ownership of Company Shares.

13

(d)               Notwithstanding anything to the contrary in this Section 3.01, from and after the expiration of the Initial Holding Period, the first Transfer of Company Shares made by any Sponsor Shareholder shall be pursuant to a Qualified Public Offering unless (i) a Qualified Public Offering of Company Shares has been completed prior thereto or (ii) the definitions of “Change of Control”, “Change of Control Event” and “TCIL Change of Control” under each of the debt agreements of Triton or any of its subsidiaries existing on the date hereof have been amended such that a Transfer by any of the Permitted Holders (as defined in such agreements), in and of itself, would not trigger a “Change of Control”, “Change of Control Event” or “TCIL Change of Control” (as defined in such agreements), or all such debt agreements have been terminated and have not been replaced with new debt agreements that contain similar change of control provisions that would be triggered by a transfer by any of the Permitted Holders.

(e)                Notwithstanding anything to the contrary in this Section 3.01, the Company shall use its reasonable best efforts to effect a Qualified Public Offering on or prior to the expiration of the Initial Holding Period (it being understood that the size and manner of distribution of such Qualified Public Offering shall be at the Company’s discretion) unless the definitions of “Change of Control”, “Change of Control Event” and “TCIL Change of Control” under each of the debt agreements of Triton or any of its subsidiaries existing on the date hereof have been amended such that any Transfer of Company Shares by ICIL Triton Holdings, L.P. or any of its Affiliates, in and of itself, to Tulip Growth PCC Limited or any of its Affiliates would not trigger a “Change of Control”, “Change of Control Event” or “TCIL Change of Control” (as defined in such agreements), or all such debt agreements have been terminated and have not been replaced with new debt agreements that contain similar change of control provisions that would be triggered by any such transfer.

(f)                Any purported Transfer of Company Shares by a Sponsor Shareholder other than in accordance with this Section 3.01 shall be null and void, and the Company shall refuse to recognize any such Transfer for any purpose and shall not, and shall cause the Company’s transfer agent not to, reflect in its records any change in record ownership of Company Shares pursuant to any such Transfer.

Section 3.02.           Transfers to Affiliates and other Permitted Transferees. Notwithstanding anything to the contrary in Section 3.01, a Sponsor Shareholder may Transfer any of its respective Company Shares to an Affiliate or to Tulip Growth PCC Limited or any of its Affiliates at any time, provided that any such Affiliate or such other permitted Transferee shall be required, at the time of and as a condition to such Transfer, to become a Party to this Agreement by executing and delivering a Joinder Agreement in the form of Exhibit B hereto (each, a “Joinder Agreement”) and such other documents as may be necessary to make such Person a Party hereto, whereupon such Transferee will be treated as a Sponsor Shareholder for all purposes of this Agreement.

Section 3.03.           Transfers to Tulip Growth PCC Limited. Notwithstanding anything to the contrary in Section 3.02, no Transfer of Company Shares shall be made by any Sponsor Shareholder to Tulip Growth PCC Limited or any of its Affiliates unless (i) a Qualified Public Offering of Company Shares has been completed prior thereto or (ii) the definitions of “Change of Control”, “Change of Control Event” and “TCIL Change of Control” under each of the debt agreements of Triton or any of its subsidiaries existing on the date hereof have been amended such that such Transfer of Company Shares, in and of itself, would not trigger a

14

“Change of Control”, “Change of Control Event” or “TCIL Change of Control” (as defined in such agreements), or all such debt agreements have been terminated and have not been replaced with new debt agreements that contain similar change of control provisions that would be triggered by any such transfer.

Section 3.04.           Legends.

(a)                Each book entry position or certificate representing Company Shares issued to a Sponsor Shareholder (other than Company Shares issued in respect of Company Shares not bearing such notation or legend) shall bear a notation or legend on the reverse side thereof substantially in the following form in addition to any other legend determined by the Company or as required by applicable Law or by agreement with the Company:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED OR SOLD, UNLESS IT HAS BEEN REGISTERED UNDER THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE (AND, IN SUCH CASE, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY MAY BE REQUESTED BY THE COMPANY TO THE EFFECT THAT SUCH OFFER OR SALE IS NOT REQUIRED TO BE REGISTERED UNDER THE SECURITIES ACT).

THIS SECURITY MAY BE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OTHER TERMS AND CONDITIONS SET FORTH IN A SHAREHOLDERS AGREEMENT, DATED AS OF NOVEMBER 9, 2015 (AS MAY BE AMENDED OR RESTATED FROM TIME TO TIME), A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.

(b)               Upon the permitted sale in accordance with this Agreement of any such Company Shares (i) in a Public Offering, (ii) in compliance with Rule 144 under the Securities Act, or (iii) pursuant to another exemption from registration under the Securities Act, or upon the termination of this Agreement in accordance with its terms, upon the written request of the holder of such Company Shares, any certificates representing such Company Shares shall be replaced, at the expense of the Company, with certificates or instruments not bearing the legends required by Section 3.04(a); provided, that the Company may condition any replacement of certificates pursuant to clause (iii) of this Section 3.04(b) on the receipt of an opinion of legal counsel reasonably satisfactory to the Company stating that such Company Shares are freely transferable under the Securities Act.

(c)                If any Company Shares cease to be subject to the restrictions on Transfer set forth in this Agreement, upon the written request of the holder of such Company Shares, any certificates representing such Company Shares shall be replaced, at the expense of the Company, with certificates or instruments not bearing the second paragraph of the legends required by Section 3.04(a).

15

ARTICLE IV

Covenants; REGISTRATION RIGHTS

Section 4.01.           Standstill. From and after the date of the Closing, for so long as the Sponsor Shareholder Group beneficially owns more than five percent (5%) of the Company Shares then issued and outstanding, no Sponsor Shareholder nor any of its Affiliates shall, directly or indirectly:

(a)                acquire, or offer or propose (whether publicly or otherwise and whether or not subject to conditions) to acquire, any economic interest in, any right to direct the voting or disposition of or any other right with respect to, any Company Securities (directly or by means of any Derivative Securities) other than as a result of (i) any share splits, share dividends or other distributions or recapitalizations or similar offerings made available by the Company to its shareholders, including rights offerings and distributions made generally to holders of Company Securities as a result of their ownership of Company Securities, including pursuant to a shareholder rights plan or similar plan or agreement, or (ii) the exercise (or exchange) of any rights distributed by the Company pursuant to clause (i) above;

(b)               enter into, offer or propose (whether publicly or otherwise and whether or not subject to conditions) to enter into any Extraordinary Transaction, or offer to acquire the Company (whether pursuant to a tender offer, exchange offer or otherwise) or encourage, facilitate, join or assist (including providing or assisting in any way in the obtaining of financing for, or acting as a joint or co-bidder for the Company or any of its Subsidiaries with) any third party to do any of the foregoing;

(c)                engage in any solicitation of proxies or consents relating to the election of directors with respect to the Company, or agree or announce an intention to vote with or support any Person undertaking a solicitation, or seek to advise or influence any Person with respect to the voting of any Company Shares, other than any solicitation in furtherance of the recommendation of the Board;

(d)               deposit any Company Securities in a voting trust or subject any Company Securities to a voting agreement or other agreement or arrangement with respect to the voting of such Company Securities (other than this Agreement and the Triton Voting Agreements), including, without limitation, lending any Company Securities to any Person for the purpose of allowing such Person to vote such Company Securities in connection with any shareholder vote or consent of the Company;

(e)                submit shareholder proposals in respect of the Company or call special general meetings of the shareholders of the Company or provide to any third party a proxy, consent or requisition to call any meeting of shareholders;

(f)                form a “group” (as defined under the Exchange Act), or otherwise act in concert, with any other Company shareholder in respect of the Company;

(g)               agree to take any of the actions contemplated by the foregoing clauses (a) through (f); or

16

(h)               request any waiver of the restrictions set forth under this Section 4.01 or the voting agreements provided under Section 2.07(a), other than through a confidential waiver request submitted to the Chief Executive Officer of the Company or the Chairman, that the Sponsor Shareholder making such request, after consultation with legal counsel, would not reasonably expect to require (i) the Board or the Company to issue a public statement relating thereto, or (ii) any public disclosure by such Sponsor Shareholder relating thereto.

Section 4.02.           Sponsor Shareholders Restricted Activities. Each of the Sponsor Shareholders agrees that from the date of the Closing until the expiration of the twenty-four (24) month period following the date when the Sponsor Shareholder Group is no longer entitled to designate any Warburg Pincus Director (including as a result of a termination of this Agreement in accordance with its terms), such Sponsor Shareholder and each of its Affiliates shall not:

(a)                either individually or collectively with all other members of the Sponsor Shareholder Group who are Affiliates of such Sponsor Shareholder, beneficially own, or acquire, an equity interest of five percent (5%) or greater in any Person that (A) primarily operates in the intermodal container leasing business as a competitor to the Company (as it currently operates its business), and (B) has as its Chief Executive Officer, Chief Financial Officer, Chairman or President or an owner of more than 5% or more of its securities any of the persons listed on Exhibit D, or

(b)               hire or solicit for employment any of the senior executive officers of the Company listed on Exhibit C or senior executive officers of the Company hired following the date hereof (the “Restricted Executives”), or encourage any such senior executive officer to resign from the Company; provided, however, that this clause (b) shall not prohibit such Sponsor Shareholder from hiring, soliciting for employment or employing any Restricted Executives who (A) respond to a general solicitation or advertisement that is not specifically directed to Restricted Executives, (B) are referred to such Sponsor Shareholder by search firms, employment agencies or other similar entities not specifically instructed by such Sponsor Shareholder to solicit Restricted Executives, or (C) have been terminated by the Company or, other than as a result of a breach of such Sponsor Shareholder’s obligations under this Section 4.02, have resigned from the Company.

Section 4.03.           Confidentiality.

(a)                Each of the Sponsor Shareholders acknowledges and agrees that, from and after the Closing Date and until the date that is eighteen (18) months following the date when the Sponsor Shareholder Group is no longer entitled to designate any Warburg Pincus Director (including as a result of a termination of this Agreement in accordance with its terms), it and its Affiliates shall not disclose Confidential Information to any Person, and that it and its Affiliates shall (x) use Confidential Information solely in connection with its investment in the Company and not for any competitive purpose or other purpose detrimental to the Company or its Subsidiaries and (y) cause any of its Representatives to whom Confidential Information is disclosed to not disclose any Confidential Information to any Person, except that Confidential Information may be disclosed:

(i)                 to its Representatives in the normal course of the performance of such Representatives’ duties; provided, that such disclosing Sponsor Shareholder

17

shall be liable for any disclosure of such Representatives in violation of this Agreement and such disclosing Sponsor Shareholder has directed its Representatives to comply with the confidentiality provisions of this Agreement;

(ii)               to the extent required by applicable Law, rule or regulation, including complying with any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to which the relevant Sponsor Shareholder is subject; provided, that such Sponsor Shareholder gives the Company prompt notice of such requests or requirements, to the extent practicable, so that the Company may seek an appropriate protective order or similar relief at the Company’s sole expense (and the Sponsor Shareholder shall cooperate with such efforts by the Company, and shall in any event make only the minimum disclosure required by such Law, rule or regulation);

(iii)             to any regulatory authority to which the relevant Sponsor Shareholder or any of its Affiliates is subject or which it has regular dealings with, as long as such disclosure is made pursuant to routine examinations or requests and such authority is advised of the confidential nature of such information;

(iv)             to any other Sponsor Shareholder who is bound by the provisions of this Section 4.03(a); or

(v)               if the prior written consent of the Company shall have been obtained.

(b)               In the event that (i) a Sponsor Shareholder is contemplating a Transfer of its Company Shares, and (ii) the Person to whom such Sponsor Shareholder is contemplating to Transfer its Company Shares (the “Prospective Transferee”) seeks to receive access to Confidential Information for due diligence purposes in connection with such contemplated Transfer, the Company shall use its commercially reasonable efforts to cooperate with the relevant Sponsor Shareholder in making available such Confidential Information to the Prospective Transferee; provided, that the Prospective Transferee is approved by the Company (such approval not to be unreasonably withheld or delayed) and the Prospective Transferee enters into a confidentiality agreement with the Company on terms reasonably acceptable to the Company.

(c)                Without limiting the generality of the foregoing clause (a), from and after the Closing and until the date that is eighteen (18) months following the date when the Sponsor Shareholder Group is no longer entitled to designate any Warburg Pincus Director (including as a result of a termination of this Agreement in accordance with its terms), each of the Sponsor Shareholders shall establish appropriate procedures, in accordance with its customary practice, to prevent the disclosure of Confidential Information to any other Person employed by or affiliated with such Sponsor Shareholder engaged in the due diligence, negotiation or evaluation of any acquisition or investment of any Person that primarily operates in the intermodal container leasing business (other than the Company).

18

(d)               Nothing contained herein shall prevent the use (subject, to the extent possible, to a protective order) of Confidential Information in connection with the assertion or defense of any claim by or against the Company or any Sponsor Shareholder.

Section 4.04.           Registration Rights. The Sponsor Shareholders shall have the registration and other rights on the terms set forth in Exhibit G, and the Parties hereby agree to such terms.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Section 5.01.           Representations and Warranties of the Parties. Each of the Parties hereby represents and warrants to each other Party that on the date hereof:

(a)                Such Party has the necessary legal capacity or power and authority to enter into this Agreement and to carry out its obligations hereunder. To the extent applicable, such Party is duly organized and validly existing under the laws of its jurisdiction of organization, and the execution of this Agreement, and the consummation of the transactions contemplated herein, have been authorized by all necessary corporate or other action, and no other act or proceeding, corporate or otherwise, on its part is necessary to authorize the execution of this Agreement or the consummation of any of the transactions contemplated hereby. This Agreement has been duly executed by such Party and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at Law) and any implied covenant of good faith and fair dealing.

(b)               The execution and delivery by such Party of this Agreement and the performance of its obligations hereunder do not and will not (i) conflict with, or result in the breach of any provision of the constitutive documents of such Party; (ii) result in any violation, breach, conflict, default or event of default (or an event which with notice, lapse of time, or both, would constitute a default or event of default), or give rise to any right of acceleration or termination or any additional payment obligation, under the terms of any material contract, agreement or permit to which such Party is a party or by which such Party’s assets or operations are bound or affected; or (iii) violate, in any material respect, any Law applicable to such Party, the Company or any of its Subsidiaries.

(c)                Other than any consents that have already been obtained, no consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such Party in connection with (i) the execution, delivery or performance of this Agreement or (ii) the consummation of any of the transactions currently contemplated herein, excluding, for the avoidance of doubt, any transactions contemplated herein solely as a result of one or more amendments to this Agreement following the date hereof.

19

ARTICLE VI

MISCELLANEOUS

Section 6.01.           Termination. This Agreement shall terminate automatically (without any action by any Party) (i) as to each Sponsor Shareholder, when such Sponsor Shareholder no longer beneficially owns any Company Shares and (ii) as to the Company, when no Sponsor Shareholder owns any longer any Company Shares; provided, in each case, that (A) the provisions of Section 4.02, Section 4.03, ARTICLE VI and, as it relates to the foregoing provisions, ARTICLE I, shall survive such termination and remain valid and binding obligations of the Parties in accordance with their terms, and (B) such termination shall not relieve any Party from any liability with respect to breaches of this Agreement prior to such termination.

Section 6.02.           Notices. In the event a notice or other document is required to be sent hereunder to the Company or any Sponsor Shareholder, such notice or other document shall be in writing and shall be considered given and received, in all respects (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt and (b) on the first (1st) Business Day following the date of dispatch if delivered by a recognized next-day courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

(a)                in the case of the Company, to:

Triton International Limited

c/o Triton Container International Limited

Canon’s Court

22 Victoria Street

Hamilton HM 12 Bermuda

Attention: Corporate Secretary

Facsimile: (441) 292-8666

with copies prior to the Closing (which shall not constitute notice)

to:

Triton Container International Limited

55 Green Street

San Francisco, California 94111

Attention: Ian Schwartz

Facsimile: (415) 391-4751

Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006
Attention: Christopher E. Austin

Neil R. Markel
Facsimile: (212) 225-3999

20

TAL International Group, Inc.

100 Manhattanville Road
Purchase, New York 10577
Attention: Marc A. Pearlin
Facsimile: (914) 697-2526

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
Attention: Paul T. Schnell
Thomas W. Greenberg
Facsimile: (212) 735-2000

and with copies after the Closing (which shall not constitute notice) to:

TAL International Group, Inc.
100 Manhattanville Road
Purchase, New York 10577
Attention: Marc A. Pearlin
Facsimile: (914) 697-2526

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
Attention: Paul T. Schnell
Thomas W. Greenberg
Facsimile: (212) 735-2000

(b)               in the case of any Sponsor Shareholder, at such Sponsor Shareholder’s address shown on Exhibit A hereto, or at such other address as any such Party shall request in a written notice sent to the Company. Any Party hereto or its legal representatives may effect a change of address for purposes of this Agreement by giving written notice of such change to the Company, and the Company shall, upon the request of any Party hereto, notify such Party of such change in the manner provided herein. Until such notice of change of address is properly given, the addresses set forth herein shall be effective for all purposes.

Section 6.03.           Amendments. The terms and provisions of this Agreement may be modified or amended at any time and from time to time only with the consent of the Company (by approval of a majority of the members of the Board that are not Designated Sponsor Directors) and the Sponsor Shareholders.

Section 6.04.           Governing Law. This Agreement and any dispute arising out of, relating to or in connection with this Agreement, shall be governed and construed in accordance with the Laws of the State of Delaware, without regard to any conflicts of law provisions thereof that would result in the application of the Laws of any other jurisdiction.

Section 6.05.

21

Consent to Jurisdiction. Each Party hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the Delaware Chancery Court located in Wilmington, Delaware (or, if the Delaware Chancery Court declines to accept jurisdiction over a particular matter, the United States District Court for the District of Delaware) and any appellate court therefrom for any dispute arising out of or in connection with this Agreement, including its termination (and each party agrees that service of any process, summons, notice or document by U.S. registered mail to the address set forth in Section 6.02 shall be effective service of process for any action, suit or proceeding brought against it in any such court, provided that nothing in this Section 6.05shall affect the right of any Party to serve legal process in any other manner permitted by Law). Each Party hereto hereby irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any proceeding arising out of this Agreement in any court specified in the immediately preceding sentence, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such proceeding brought in any such court has been brought in an inconvenient forum.

Section 6.06.           Waiver of Jury Trial. THE PARTIES ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.06.

Section 6.07.           Entire Agreement. This Agreement and the other agreements referred to herein embody the entire agreement and understanding of the Parties and supersedes all prior agreements and understandings between the Parties with respect to the subject matter hereof and thereof.

Section 6.08.           Waivers. No waiver of any of the terms of this Agreement shall be effective unless such waiver is made expressly in writing and executed and delivered by the Party whose rights are waived; provided that any waiver by the Company of the obligations of a Sponsor Shareholder hereunder shall require approval by a majority of the members of the Board other than the Designated Sponsor Directors. No waiver of any breach shall be deemed to be a further or continuing waiver of such breach or a waiver of any other or subsequent breach. Except as otherwise expressly provided herein, no failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at Law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof, or the exercise of any other right, power or remedy.

22

Section 6.09.       Corporate Opportunity. For so long as the Sponsor Shareholder Group is entitled to designate any Warburg Pincus Director or any member of the Sponsor Shareholder Group could reasonably be deemed to be an Affiliate of the Company, the Company shall not seek or consent to any amendment to section 26.7 of the Bye-laws without the consent of the Sponsor Shareholder Group.

Section 6.10.           Sponsor Shareholder Group. Whenever the Sponsor Shareholder Group is permitted or required to exercise any right (including any right to consent or object to any action) or take any action under this Agreement, any instrument in writing, executed by Sponsor Shareholders beneficially owning at least seventy-five percent (75%) of the Company Shares beneficially owned by the Sponsor Shareholder Group, shall constitute the valid exercise of such right or taking of such action by the Sponsor Shareholder Group.

Section 6.11.           Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 6.12.           Further Assurances. In connection with this Agreement and the transactions contemplated hereby, the Company and each Sponsor Shareholder shall execute and deliver any additional documents and instruments and perform any additional acts that the Sponsor Shareholders jointly, and reasonably, determine to be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

Section 6.13.           Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. Facsimile, .pdf and other electronic signatures to this Agreement shall have the same effect as original signatures.

Section 6.14.           Third Party Beneficiaries. Except as otherwise expressly provided in this Agreement, this Agreement does not create any rights, claims or benefits inuring to any Person that is not a Party hereto, and it does not create or establish any third party beneficiary hereto.

Section 6.15.           No Third Party Liability. This Agreement may only be enforced against the named Parties hereto. All claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), may be made only against the entities that are expressly identified as Parties hereto; and no past, present or future director, officer, employee, incorporator, member, partner, stockholder, shareholder, Affiliate, agent, attorney or representative of any Party hereto (including any Person negotiating or executing this Agreement on behalf of a Party hereto), unless party to this Agreement, shall have any liability or obligation with respect to this Agreement or with respect any claim or cause of action (whether in contract or tort) that may arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including a representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement).

23

Section 6.16.      Binding Effect; Assignment. Except as otherwise provided in this Agreement to the contrary, this Agreement shall be binding upon and inure to the benefit of the Company, the Sponsor Shareholders and their respective heirs, legal representatives, executors, administrators, successors and permitted assigns. The rights of the Sponsor Shareholders under this Agreement shall not be assignable, except in connection with a Transfer of Company Shares to an Affiliate thereof in accordance with the terms of this Agreement.

Section 6.17.           Enforcement. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms on a timely basis or were otherwise breached. It is accordingly agreed that, in the event of any breach or threatened breach by any other Party hereto of any covenant or obligation contained in this Agreement, the non-breaching Party shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek (on behalf of itself and the third-party beneficiaries of this Agreement) (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction, restraining such breach or threatened breach. No Party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 6.17, and each party hereto irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

Section 6.18.           Exculpation Among Sponsor Shareholders. Each Sponsor Shareholder acknowledges that it is not relying upon any other Person in making its investment or decision to invest in the Company (other than the Company pursuant to any written agreement). Each Sponsor Shareholder agrees that no Sponsor Shareholder nor its respective Affiliates, controlling persons, officers, directors, partners, agents or employees of any Sponsor Shareholder shall be liable to any other Sponsor Shareholder for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with their purchase or acquisition of any Company Shares, except with respect to breaches hereof.

Section 6.19.           Subsequent Acquisition of Company Securities. Any Company Securities acquired subsequent to the date of the Closing by a member of the Sponsor Shareholder Group shall be subject to the terms and conditions of this Agreement.

Section 6.20.           Effectiveness. This Agreement, and the Parties’ respective rights and obligations hereunder, shall be of no force or effect until the occurrence of the Closing. Upon the occurrence of the Closing, this Agreement, and all of the Parties’ respective rights and obligations hereunder, shall immediately and automatically become effective, without any further action on the part of any Party or other Person. If the Transaction Agreement is terminated in accordance with its terms prior to the Closing, this Agreement shall terminate without any liability or obligation of any Party.

[SIGNATURE PAGES FOLLOW]

24

IN WITNESS HEREOF, the Parties have duly executed this Agreement as of the date first above written.

COMPANY
Triton International Limited
By: /s/ Edward P. Schneider
Name: Edward P. Schneider Title: Director
Signature Page to Sponsor Shareholders Agreement (Warburg)

SPONSOR SHAREHOLDERS

ICIL TRITON HOLDINGS, L.P.

         By: WP Triton Manager Ltd.

         Its:  General Partner

         By: /s/ Robert B. Knauss

         Name:  Robert B. Knauss
         Title:    Vice President & Assistant Secretary

WARBURG PINCUS (EUROPA-II)  PRIVATE

       EQUITY X, L.P.

         By: Warburg Pincus (Europa) X LLC

         Its:  General Partner

         By: Warburg Pincus X, L.P.

         Its:  Sole Member

         By: Warburg Pincus X GP L.P.

         Its: General Partner

         By: WPP GP LLC

          Its: General Partner

         By: Warburg Pincus Partners, L.P.

         Its: Managing Member

         By: Warburg Pincus Partners GP LLC

         Its: General Partner

         By: Warburg Pincus & Co.

         Its:  Managing Member

         By: /s/ Arjun Thimmaya

         Name:  Arjun Thimmaya
         Title:    Managing Director

Signature Page to Sponsor Shareholders Agreement (Warburg)

WARBURG PINCUS (GANYMEDE-II) PRIVATE EQUITY X, L.P.

By: Warburg Pincus (Ganymede) X LLC

Its: General Partner

By: Warburg Pincus X, L.P.

Its: Sole Member

By: Warburg Pincus X GP, L.P.

Its: General Partner

By: WPP GP LLC

Its: General Partner

By: Warburg Pincus Partners, L.P.

Its: Managing Member

By: Warburg Pincus Partners GP LLC

Its: General Partner

By: Warburg Pincus & Co.

Its: Managing Member

By: /s/ Arjun Thimmaya
Name: Arjun Thimmaya Title: Managing Director
Signature Page to Sponsor Shareholders Agreement (Warburg)

WARBURG PINCUS (CALLISTO-II)  PRIVATE
        EQUITY X, L.P.

         By: Warburg Pincus X, L.P.
         Its:  General Partner
         By: Warburg Pincus X GP L.P.
         Its: General Partner

         By: WPP GP LLC
         Its: General Partner

         By: Warburg Pincus Partners, L.P.
         Its: Managing Member

          By: Warburg Pincus Partners GP LLC
           Its: General Partner

         By: Warburg Pincus & Co.
         Its:  Managing Member

         By: /s/ Arjun Thimmaya
         Name:  Arjun Thimmaya
         Title:    Managing Director

Signature Page to Sponsor Shareholders Agreement (Warburg)

WARBURG PINCUS X PARTNERS, L.P.

By: Warburg Pincus X, L.P.

Its: General Partner

By: Warburg Pincus X GP L.P.

Its: General Partner

By: WPP GP LLC

Its: General Partner

By: Warburg Pincus Partners, L.P.

Its: Managing Member

By: Warburg Pincus Partners GP LLC

Its: General Partner

By: Warburg Pincus & Co.

Its: Managing Member

By: /s/ Arjun Thimmaya
Name: Arjun Thimmaya Title: Managing Director

Signature Page to Sponsor Shareholders Agreement (Warburg)

TULIP GROWTH PCC LIMITED
By: For and on behalf of Tulip Growth PCC Limited By: ETON MANAGEMENT LTD Sole Corporate Director
Name: /s/ Tony Rouillard Title: Authorised Signatory Name: /s/ Craig Robert Title: Authorised Signatory

Signature Page to Sponsor Shareholders Agreement (Warburg)

EXHIBIT A

SPONSOR SHAREHOLDERS

Shareholder	Address
Warburg Pincus (Callisto-II) Private Equity X, L.P.

450 Lexington Avenue
New York, New York 10017

Attention: General Counsel

Facsimile: (212) 878-9351

With a copy (which shall not constitute notice) to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

Attention: Christopher E. Austin

Neil R. Markel

Facsimile: (212) 225-3999

Warburg Pincus (Europa-II) Private Equity X, L.P.

450 Lexington Avenue
New York, New York 10017

Attention: General Counsel

Facsimile: (212) 878-9351

With a copy (which shall not constitute notice) to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

Attention: Christopher E. Austin

Neil R. Markel

Facsimile: (212) 225-3999

Warburg Pincus (Ganymede-II) Private Equity X, L.P.

450 Lexington Avenue
New York, New York 10017

Attention: General Counsel

Facsimile: (212) 878-9351

With a copy (which shall not constitute notice) to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

Attention: Christopher E. Austin

Neil R. Markel

Facsimile: (212) 225-3999

Warburg Pincus X Partners, L.P.

450 Lexington Avenue
New York, New York 10017

Attention: General Counsel

Facsimile: (212) 878-9351

With a copy (which shall not constitute notice) to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

Attention: Christopher E. Austin

Neil R. Markel

Facsimile: (212) 225-3999

ICIL Triton Holdings, L.P.

450 Lexington Avenue
New York, New York 10017

Attention: General Counsel

Facsimile: (212) 878-9351

With a copy (which shall not constitute notice) to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

Attention: Christopher E. Austin

Neil R. Markel

Facsimile: (212) 225-3999

Tulip Growth PCC Limited	Park Place, Park Street, St Peter Port, Guernsey, GY1 1EE Attention: Craig Robert Jantina Catharina Van de Vreede Facsimile: (+44) 1481-743801

EXHIBIT B

JOINDER TO SPONSOR SHAREHOLDERS AGREEMENT
(WARBURG PINCUS)

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Sponsor Shareholders Agreement (Warburg Pincus) dated as of November 9, 2015 (the “Shareholders Agreement”), by and among Triton International Limited and certain other persons named therein, as the same may be amended from time to time. Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Shareholders Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to, and “Sponsor Shareholder” under, the Shareholders Agreement as of the date hereof and shall have all of the rights and obligations of the Sponsor Shareholder from whom it has acquired Company Shares (to the extent permitted by the Shareholders Agreement) as if the Joining Party had executed the Shareholders Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Shareholders Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date:
[NAME OF JOINING PARTY]
By:
Name: Title: Address for Notices:

AGREED ON THIS _______ day of _______, 20_______:

Triton International Limited

By: _____________________________

Name:

Title:

Address for Notices:

* * *

Signature Page to Joinder Agreement

EXHIBIT C

RESTRICTED EXECUTIVES

All officers, as of the date hereof, of the Company with the title of Vice President or above.

EXHIBIT D

TARGET SENIOR EXECUTIVES

Brian M. Sondey

John Burns

Edward P. Schneider

Simon R. Vernon

Stephen N. Controulis

EXHIBIT E

MEMORANDUM OF ASSOCIATION

EXHIBIT F

FORM OF BYE-laws

EXHIBIT G

REGISTRATION RIGHTS

G-1

REGISTRATION RIGHTS

Section 1. Certain Definitions.

As used in herein, the following terms have the following meanings:

“Adverse Disclosure” means public disclosure of material non-public information that, in the Board’s good faith judgment, (i) would be required to be made in any Registration Statement filed with the SEC by the Company so that such Registration Statement would not be materially misleading; (ii) would not be required to be made at such time but for the filing of such Registration Statement and (iii) the Company has a bona fide business purpose for not disclosing publicly.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly Controls, is Controlled by, or is under common Control with, such Person; provided, that no shareholder of the Company shall be deemed an Affiliate of any other shareholder solely by reason of any investment in the Company; provided, further, that “Affiliate” shall not include the portfolio companies of any of the Holders or any Affiliate of such portfolio companies (other than the Company and its Subsidiaries).

“Board” means the board of directors of the Company.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in Hamilton, Bermuda or New York, New York are authorized by Law to close.

“Closing” has the meaning set forth in the Transaction Agreement.

“Closing Date” has the meaning set forth in the Transaction Agreement.

“Common Shares” means the common shares, par value $0.01 per common share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any share split, dividend or combination, or any reclassification, recapitalization, amalgamation, merger, consolidation, scheme of arrangement, exchange or other similar reorganization.

“Company” means Triton International Limited, a Bermuda exempted company incorporated with limited liability.

“Company Securities” means (i) the Common Shares and any other shares or other equity of the Company or any Subsidiary, (ii) securities convertible into or exchangeable for Common Shares or other shares or other equity of the Company or any Subsidiary, and (iii) options, warrants, share appreciation rights, participating interests or other rights to acquire Common Shares or other shares or other equity of the Company or any Subsidiary.

“Company Shares” means the issued and outstanding Common Shares.

G-2

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and “Controlled” has a correlative meaning.

“FINRA” means the Financial Industry Regulatory Authority, Inc., and any successor regulator performing comparable functions.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, as the same shall be in effect from time to time.

“Governmental Entity” means any Bermuda, foreign, United States federal or state, regional or local legislative, executive or judicial body or agency, any court of competent jurisdiction, any department, commission, political subdivision or other governmental entity or instrumentality, or any arbitral authority, in each case, whether domestic or foreign.

“Holder” means any holder of Registrable Securities that is a Sponsor Shareholder (as defined in the Warburg Pincus Shareholders Agreement or Vestar Shareholders Agreement, as applicable) as of the Closing Date and any transferee of such Sponsor Shareholder that is an Affiliate of such Sponsor Shareholder (or is otherwise a permitted transferee under Section 3.02 of the Warburg Pincus Shareholders Agreement) and has agreed to be bound by the terms set forth herein by executing and delivering a Joinder Agreement in the form of Exhibit B to the Warburg Pincus Shareholders Agreement or Vestar Shareholders Agreement, as applicable.

“Judgments” means any judgments, injunctions, orders, stays, decrees, writs, rulings, or awards of any court or other judicial authority or any other Governmental Entity.

“Law” means all laws (including common law), statutes, ordinances, rules, regulations, orders, decrees or legally-binding guidance of any Governmental Entity, or Judgments.

“Material Adverse Change” means (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States (other than ordinary course limitations on hours or number of days of trading); (ii) a material outbreak or escalation of armed hostilities or other international or national calamity involving the United States or the declaration by the United States of a national emergency or war or a material adverse change in national or international financial, political or economic conditions; or (iii) any event, change, circumstance or effect that is or is reasonably likely to be materially adverse to the business, properties, assets, liabilities, condition (financial or otherwise), operations or results of operations of the Company and its Subsidiaries, taken as a whole.

“NYSE” means the New York Stock Exchange.

“Participating Shareholder” means, with respect to any registration, any Holder of Registrable Securities covered by the applicable Registration Statement.

G-3

“Parties” means the Company and each of the Holders.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or any other entity.

“Pritzker Lock-Up Agreements” means each of the lock-up agreements entered into on the date hereof by the Company and each of the Pritzker Shareholders, each substantially in the form attached to the Transaction Agreement as Exhibit C-2 thereto.

“Pritzker Shareholders” means (i) Paul A. Bible, as Trustee of the Second Universe Trust, (ii) Nicholas J. Pritzker, (iii) DRBIT Investors, L.L.C., (iv) Thomas Jay Pritzker, (v) CIBC Trust Company (Bahamas) Limited not individually but solely as Trustee of Settlement T-2390-A, (vi) Bessemer Trust Company (Cayman) Limited and Lewis M. Linn as Co-Trustees of Settlement T-2390-BC, and (vii) CIBC Trust Company (Bahamas) Limited not individually but solely as Trustee of Settlement T-2390-C.

“Public Offering” means any public offering and sale of equity securities of the Company or its successor for cash pursuant to an effective registration statement (other than on Form S-4, S-8 or a comparable form) under the Securities Act.

“Qualified Shareholder” means any Holder that, together with its Affiliates, beneficially owns at least three million (3,000,000) Company Shares.

“Registrable Securities” means, at any time, any Company Shares and any securities issued or issuable in respect of such Company Shares or by way of conversion, amalgamation, exchange, share dividend, split or combination, recapitalization, merger, consolidation, other reorganization or otherwise until the earliest to occur of (i) a Registration Statement covering such Company Shares has been declared effective by the SEC and such Shares have been sold or otherwise disposed of pursuant to such effective Registration Statement, (ii) such Company Shares are otherwise transferred (other than by a Qualified Shareholder to an Affiliate thereof), the Company has delivered a new certificate or other evidence of ownership for such Company Shares not bearing any restricted legend and such Company Shares may be resold without subsequent registration under the Securities Act, or (iii) such Company Shares are repurchased by the Company or a Subsidiary of the Company.

“Registration Expenses” means any and all expenses incident to the performance of or compliance with any registration or marketing of securities, including all (i) registration and filing fees, and all other fees and expenses payable in connection with the listing of securities on any securities exchange or automated interdealer quotation system, (ii) fees and expenses of compliance with any securities or “blue sky” Laws (including fees and disbursements of counsel in connection with “blue sky” qualifications of the securities registered), (iii) expenses in connection with the preparation, printing, mailing and delivery of any Registration Statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto, (iv) security engraving and printing expenses, (v) internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties), (vi) fees and disbursements of counsel for the Company

G-4

and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses relating to any required audits of the financial statements of the Company or any comfort letters or costs associated with the delivery by independent certified public accountants of any comfort letters requested pursuant to Section 7(l)), (vii) fees and expenses of any special experts retained by the Company in connection with such registration, (viii) reasonable fees and expenses of one (1) counsel for all Holders participating in the offering, selected by the Holders holding the majority of the Registrable Securities to be sold for the account of all Holders in the offering and reasonable fees and expenses of each additional counsel retained by any Holder for the purpose of rendering a legal opinion on behalf of such Holder in connection with any underwritten Public Offering (ix) fees and expenses in connection with any review by FINRA of the underwriting arrangements or other terms of the offering, and all fees and expenses of any “qualified independent underwriter,” including the fees and expenses of any counsel thereto, but excluding any underwriting fees, discounts and commissions attributable to the sale of Registrable Securities, (x) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering, (xi) expenses relating to any analyst or investor presentations or any “road shows” undertaken in connection with the registration, marketing or selling of the Registrable Securities, provided that the Company shall not be responsible for any plane chartering fees, (xii) fees and expenses payable in connection with any ratings of the Registrable Securities, including expenses relating to any presentations to rating agencies and (xiii) all out-of pocket costs and expenses incurred by the Company or its appropriate officers in connection with their compliance with  Section 7(r). For the avoidance of doubt, “Registration Expenses” shall include expenses of the type described in clauses (i) - (xiii) to the extent incurred in connection with the “take down” of Company Shares pursuant to a Registration Statement previously declared effective. Except as set forth in clause (viii) above, Registration Expenses shall not include any out-of-pocket expenses of any Holders (or the agents who manage their accounts) or any Selling Expenses.

“Registration Statement” means any registration statement of the Company that covers Registrable Securities pursuant hereto filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related prospectus, pre- and post-effective amendments and supplements to such registration statement and all exhibits and all material incorporated by reference in such registration statement.

“Representatives” means, with respect to any Person, (i) any of such Person’s partners, stockholders, shareholders, members, directors, officers, employees, agents, counsel, accountants, trustees, equity financing partners, investment advisors or representatives, Affiliates and investment vehicles managed or advised by such Person, (ii) the partners, stockholders, shareholders, members, directors, officers, employees, agents, counsel, accountants, trustees, equity financing partners, investment advisors or representatives of such Persons listed in clause (i), and (iii) any other Person acting on behalf of, such Person with respect to the Company, any of its Subsidiaries.

“Rule 144” means Rule 144 (or any successor provisions) under the Securities Act.

G-5

“Rule 144A” means Rule 144A (or any successor provisions) under the Securities Act.

“Rule 415” means Rule 415 (or any successor provisions) under the Securities Act.

“SEC” means the United States Securities and Exchange Commission and any successor agency performing comparable functions.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

"Selling Expenses" means all underwriting discounts, selling commissions and stock or share transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any holder of Registrable Securities, except for the reasonable fees and disbursements of counsel for the holders of Registrable Securities set forth in clause (viii) of the definition of Registration Expenses.

“Shelf Registration Statement” means a Registration Statement of the Company filed with the SEC on either (i) Form S-3 (or any successor form or other appropriate form under the Securities Act) or (ii) if the Company is not permitted to file a Registration Statement on Form S-3, an evergreen Registration Statement on Form S-1 (or any successor form or other appropriate form under the Securities Act), in each case for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC) covering all of the Registrable Securities, as applicable.

“Subsidiary” means, as to a Person, any corporation, partnership, limited liability company or other organization, whether incorporated or unincorporated, of which at least a majority of the securities or other interests having by their terms voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly beneficially owned or controlled by such Person.

“Transaction Agreement” means that certain Transaction Agreement, dated as of the date hereof, entered into by and among the Company, Triton Container International Limited (“Triton”), TAL International Group, Inc., (“TAL”), Ocean Delaware Sub, Inc. (“Delaware Sub”) and Ocean Bermuda Sub Limited (“Bermuda Sub”), pursuant to which, on the date of the Closing, subject to certain terms and conditions, among other things, (i) Bermuda Sub will merge with and into Triton, with Triton surviving such merger as a wholly-owned subsidiary of the Company, and (ii) Delaware Sub will merge with and into TAL, with TAL surviving the merger as a wholly-owned subsidiary of the Company.

“Underwritten Offering” means a registration in which Company Securities are sold to an underwriter or underwriters on a firm commitment basis.

“Vestar Shareholder Group” means, collectively, (i) Vestar/Triton Investments III, L.P. and (ii) Vestar-Triton (Gibco) Limited, and, in each case, any successor fund to any of the foregoing, any Affiliate thereof that is a direct or indirect equity investor in the Company and

G-6

any Person who becomes a Sponsor Shareholder by execution and delivery of a Joinder Agreement in accordance with Section 3.02 of the Vestar Shareholders Agreement.

“Vestar Shareholders Agreement” means that certain Sponsor Shareholders Agreement (Vestar) entered into on the date hereof by and between the Company and each member of the Vestar Shareholder Group.

“Warburg Pincus Shareholder Group” means, collectively, (i) Warburg Pincus (Callisto-II) Private Equity X, L.P., (ii) Warburg Pincus (Europa-II) Private Equity X, L.P., (iii) Warburg Pincus (Ganymede-II) Private Equity X, L.P., (iv) Warburg Pincus X Partners, L.P., (v) ICIL Triton Holdings, L.P., and (vi) Tulip Growth PCC Limited and, in each case, any successor fund to any of the foregoing, any Affiliate thereof that is a direct or indirect equity investor in the Company and any Person who becomes a Sponsor Shareholder by execution and delivery of a Joinder Agreement in accordance with Section 3.02 of the Warburg Pincus Shareholders Agreement.

“Warburg Pincus Shareholders Agreement” means that certain Sponsor Shareholders Agreement (Warburg Pincus) entered into on the date hereof by and between the Company and the each member of the Warburg Pincus Shareholder Group.

In addition, each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Damages	8(a)
Demand Notice	2(a)
Demand Period	2(e)
Demand Registration	2(a)
Demand Suspension	2(h)
Inspectors	7(k)
Long-Form Registration	2(a)
Maximum Offering Size	2(g)
Piggyback Registration	4(a)
Records	7(k)
Requesting Shareholder	2(a)
Shelf Offering Request	3(a)
Shelf Period	3(b)
Shelf Suspension	3(d)
Short-Form Registration	2(a)

Section 2. Demand Registration.

(a) Demand by Holders.

(i) If, at any time after the six (6) month anniversary of the date of the Closing, there is no currently effective Shelf Registration Statement on file with the SEC and the Company shall have received a request, subject to Section 17, from any Qualified Shareholder (the “Requesting Shareholder”) that the Company effect the registration

G-7

under the Securities Act of all or any portion of such Requesting Shareholder’s Registrable Securities (x) on Form S-1 or any similar long-form Registration Statement (a “Long-Form Registration”) or (y) on Form S-3 or any similar short-form Registration Statement (a “Short-Form Registration”) if the Company qualifies to use such short form Registration Statement (any such requested Long-Form Registration or Short-Form Registration, a “Demand Registration”), and specifying the kind and aggregate amount of Registrable Securities to be registered and the intended method of disposition thereof, then the Company shall promptly, but in no event later than eleven (11) Business Days prior to the effective date of the Registration Statement relating to such Demand Registration, give notice of such request (a “Demand Notice”) to the other Holders, specifying the number of Registrable Securities for which the Requesting Shareholder has requested registration under this Section 2(a). During the ten (10) Business Days after receipt of a Demand Notice, all Holders (other than the Requesting Shareholder) may provide a written request to the Company, specifying the aggregate amount of Registrable Securities held by such Holders requested to be registered as part of such Demand Registration and the intended method of distribution thereof.

(ii) The Company shall file such Registration Statement with the SEC within ninety (90) days of such request, in the case of a Long-Form Registration, and thirty (30) days of such request, in the case of a Short-Form Registration, and shall use its reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act and the “blue sky” Laws of such jurisdictions as any Participating Shareholder or any underwriter, if any, reasonably requests, as expeditiously as possible, all to the extent necessary to permit the disposition (in accordance with the intended methods thereof) of the Registrable Securities so to be registered.

(iii) Notwithstanding anything to the contrary in this Section 2(a), (A) the Company shall not be obligated to effect more than two (2) Long-Form Registrations over any three (3) year period at the request of any Holder, (B) from and after the time the Company becomes eligible for a Short-Form Registration, the Holders shall be entitled to effect two (2) Short-Form Registrations per calendar year in the aggregate in addition to the Long-Form Registrations to which they are entitled (which Long-Form Registrations, at the election of the Requesting Shareholder, may be effected as Short-Form Registrations, in which case they will count as Long-Form Registrations for purposes of the preceding clause (A)) and (C) the Company shall not be obligated to effect a Demand Registration unless the aggregate proceeds expected to be received from the sale of the Registrable Securities requested to be included in such Demand Registration equals or exceeds fifty million dollars ($50,000,000) if pursuant to a Long-Form Registration, or twenty-five million dollars ($25,000,000) if pursuant to a Short-Form Registration.

(b) Demand Withdrawal. A Participating Shareholder may withdraw its Registrable Securities from a Demand Registration at any time prior to the effectiveness of the applicable Registration Statement. Upon receipt of a notice from all of the Participating Shareholders to such effect, the Company shall cease all efforts to secure effectiveness of the applicable Registration Statement, and such registration shall nonetheless be deemed a Demand

G-8

Registration for purposes of  Section 2(a) unless (i) the withdrawing Participating Shareholders shall have paid or reimbursed the Company for their pro rata share of all reasonable and documented out-of-pocket fees and expenses incurred by the Company in connection with the registration of the withdrawing Participating Shareholders’ withdrawn Registrable Securities (based on the number of Registrable Securities such withdrawing Participating Shareholders sought to register, as compared to the total number of Company Securities included on such Registration Statement), (ii) the withdrawal is made following the occurrence of a Material Adverse Change, because the registration would require the Company to make an Adverse Disclosure or because the Company otherwise requests withdrawal or (iii) the withdrawal arose out of the fault of the Company (in each such case the Company shall be obligated to pay all Registration Expenses in connection with such revoked request except to the extent otherwise paid pursuant to clause (i)).

(c) Company Notifications. Within ten (10) Business Days after the receipt by the Participating Shareholders of the Demand Notice, the Company will notify all Participating Shareholders of the identities of the other Participating Shareholders and the number of Registrable Securities requested to be included therein.

(d) Registration Expenses. The Company shall be liable for and pay all Registration Expenses in connection with any Demand Registration, regardless of whether such registration is effected, subject to reimbursement pursuant to Section 2(b)(i), if applicable.

(e) Effective Registration. A Demand Registration shall be deemed to have occurred if the Registration Statement relating thereto (i) has become effective under the Securities Act and (ii) has remained effective for a period of at least 180 calendar days (or such shorter period in which all Registrable Securities of the Participating Shareholders included in such registration have actually been sold thereunder or withdrawn) or, if such Registration Statement relates to an Underwritten Offering, such longer period as, in the opinion of counsel for the underwriter or underwriters, a prospectus is required by Law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer (the applicable period, the “Demand Period”); provided, that a Demand Registration shall not be deemed to have occurred if, (A) during the Demand Period, such Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, (B) the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied other than by reason of a wrongful act, misrepresentation or breach of such applicable underwriting agreement by any Requesting Shareholder or (C) the Maximum Offering Size (as defined below) is reduced in accordance with Section 2(g) such that less than seventy-five percent (75%) of the Registrable Securities that the Requesting Shareholder sought to be included in such registration are included.

(f) Underwritten Offerings. If any Participating Shareholder that is a Qualified Shareholder so requests, an offering of Registrable Securities pursuant to a Demand Registration shall be in the form of an Underwritten Offering.

(g) Priority of Securities Registered Pursuant to Demand Registrations. If the managing underwriter or underwriters of a proposed Underwritten Offering advise the Board (or, in the case of a Demand Registration not being underwritten, the Board determines in its

G-9

reasonable discretion) that, in its view, the number of Registrable Securities requested to be included in such registration (including any securities that the Company proposes to be included that are not Registrable Securities) exceeds the largest number of shares that can be sold without being likely to have an adverse effect on such offering, including the price at which such shares can be sold, or the market for the securities offered, (the “Maximum Offering Size”), the Company shall include in such registration, in the priority listed below, up to the Maximum Offering Size:

(i) first, all Registrable Securities requested to be registered by the Participating Shareholders who requested registration under  Section 2(a) (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Participating Shareholders on the basis of the relative number of Registrable Securities owned by the Participating Shareholders; provided, that any securities thereby allocated to a Participating Shareholder that exceed such Participating Shareholder’s request shall be reallocated among the remaining Participating Shareholders in like manner), and

(ii) second, and only if all the securities referred to in clause (i) have been included, any securities proposed to be registered by the Company or any securities proposed to be registered for the account of any other Persons (including the Company), with such priorities among them as the Company shall determine.

(h) Delay in Filing; Suspension of Registration. If the filing, initial effectiveness or continued use of a Registration Statement in respect of a Demand Registration at any time would require the Company to make an Adverse Disclosure, the Company may, upon giving prompt written notice of such action to the Participating Shareholders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement (a “Demand Suspension”); provided, that the Company shall not be permitted to exercise a Demand Suspension (i) more than twice during any 12-month period or (ii) for a period exceeding sixty (60) days on any one occasion; and provided, further, that in the event of a Demand Suspension, if a Participating Shareholder has not sold any Company Securities under such Registration Statement, it shall be entitled to withdraw Registrable Securities from such Demand Registration and, if all Participating Shareholders so withdraw, such Demand Registration shall not be counted for purposes of the limit on Long-Form Registrations requested by such Participating Shareholders in  Section 2(a). In the case of a Demand Suspension, the Participating Shareholders agree to suspend use of the applicable prospectus and any issuer free writing prospectuses in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Company shall immediately notify the Participating Shareholders upon the termination of any Demand Suspension, amend or supplement the prospectus and any issuer free writing prospectus, if necessary, so it does not contain any untrue statement or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and furnish to the Participating Shareholders such numbers of copies of the prospectus and any issuer free writing prospectus as so amended or supplemented as the Participating Shareholders may reasonably request. The Company agrees, if necessary, to supplement or make amendments to the applicable Registration Statement if required by the registration form used by the Company for the applicable Demand Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or

G-10

regulations promulgated thereunder, or as may reasonably be requested by the Participating Shareholder.

Section 3. Shelf Registration.

(a) Filing. At such time as the Company is eligible to file a registration statement on Form S-3, within thirty (30) days of a request, subject to Section 17, by a Qualified Shareholder (a “Shelf Offering Request”), the Company shall file with the SEC a Shelf Registration Statement relating to the offer and sale of all Registrable Securities by the Holders from time to time in accordance with the methods of distribution elected by such Holders and set forth in the Shelf Registration Statement and, as promptly as practicable thereafter, the Company shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act (or if the Company qualifies to do so, it shall file an automatic Shelf Registration Statement in response to any such request). If, on the date of any such Shelf Offering Request, the Company does not qualify to file a Shelf Registration Statement under the Securities Act, the provisions of this Section 3 shall not apply, and the provisions of Section 1 shall apply instead. In no event shall the Company be required to file a registration statement on Form S-1 to satisfy the requirements of this Section 3.

(b) Continued Effectiveness. The Company shall use its reasonable best efforts (if the Company is not eligible to use an automatic Shelf Registration Statement at the time of filing) to keep such Shelf Registration Statement continuously effective under the Securities Act in order to permit the prospectus forming a part thereof to be usable by Holders until the earlier of (i) the date as of which all Registrable Securities have been sold pursuant to the Shelf Registration Statement or another Registration Statement filed under the Securities Act (but in no event prior to the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder) and (ii) the date as of which each of the Holders is permitted to sell its Registrable Securities without Registration pursuant to Rule 144 under the Securities Act without volume limitation or other restrictions on transfer thereunder (such period of effectiveness, the “Shelf Period”). Subject to Section 3(e), the Company shall not be deemed to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the Shelf Period if the Company voluntarily takes any action or omits to take any action that would result in Holders of Registrable Securities covered thereby not being able to offer and sell any Registrable Securities pursuant to such Shelf Registration Statement during the Shelf Period, unless such action or omission is required by applicable Law or is in connection with a Shelf Suspension.

(c) Shelf Notice. Promptly upon receipt of any request to file a Shelf Registration Statement pursuant to  Section 3(b) (but in no event more than five (5) Business Days thereafter), the Company shall deliver a written notice of any such request to all other Holders.

(d) Suspension of Registration. If the continued use of such Shelf Registration Statement at any time would require the Company to make an Adverse Disclosure, the Company may, upon giving at least 10 calendar days’ prior written notice of such action to the Holders, suspend use of the Shelf Registration Statement (a “Shelf Suspension”); provided, that the Company shall not be permitted to exercise a Shelf Suspension (i) more than twice during any 12-month period, or (ii) for a period exceeding sixty (60) days on any one occasion. In the case

G-11

of a Shelf Suspension, the Holders agree to suspend use of the applicable prospectus and any issuer free writing prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Company shall immediately notify the Holders upon the termination of any Shelf Suspension, amend or supplement the prospectus and any issuer free writing prospectus, if necessary, so it does not contain any untrue statement or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and furnish to the Holders such numbers of copies of the prospectus and any issuer free writing prospectus as so amended or supplemented as the Holders may reasonably request. The Company agrees, if necessary, to supplement or make amendments to the Shelf Registration Statement, if required by the registration form used by the Company for the Shelf Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the Holders.

(e) Underwritten Shelf Takedown.

(i) For any offering of Registrable Securities pursuant to the Shelf Registration Statement for which the value of Registrable Securities proposed to be offered is at least fifty million dollars ($50 million), if any Participating Shareholder that is a Qualified Shareholder so elects, such offering shall be in the form of an Underwritten Offering, and the Company shall amend or supplement the Shelf Registration Statement for such purpose. Subject to the immediately preceding sentence, if at any time during which the Shelf Registration Statement is in effect a Participating Shareholder elects to offer Registrable Securities pursuant to the Shelf Registration Statement in the form of an Underwritten Offering, then such Participating Shareholder shall give written notice (which notice may be given by email) to the Company of such intention at least two (2) Business Days prior to the date on which such Underwritten Offering is anticipated to launch, specifying the number of Registrable Securities for which the Participating Shareholder is requesting registration under this Section 3(e) and the other material terms of such Underwritten Offering to the extent known (such request, an “Underwritten Shelf Takedown Request,” and any Underwritten Offering conducted pursuant thereto, an “Underwritten Shelf Takedown”), and the Company shall promptly, but in no event later than the Business Day following the receipt of such Underwritten Shelf Takedown Request, give written notice (which notice may be given by email to the email address for each other Holder on file with the Company from time to time) of such Underwritten Shelf Takedown Request (such notice, an “Underwritten Shelf Takedown Notice”) to the other Holders and such Underwritten Shelf Takedown Notice shall offer the other Holders the opportunity to register as part of such Underwritten Shelf Takedown such number of Registrable Securities as each such other Holder may request in writing (which request may be made by email to the Company). Subject to Section 3(e)(ii) and Section 3(e)(iii), the Company and the Participating Shareholder(s) making the Underwritten Shelf Takedown Request shall cause the underwriter(s) to include as part of the Underwritten Shelf Takedown all Registrable Securities that are requested to be included therein by any of the other Holders within twenty-four (24) hours after the receipt by such other Holders of any such notice, all to the extent necessary to permit the disposition of the Registrable Securities to be so sold; provided, that all such other Holders requesting to participate in the Underwritten Shelf Takedown must sell their Registrable Securities to the underwriters selected on the same terms and conditions as apply to the Participating Shareholder(s) requesting the Underwritten Shelf Takedown; provided, further, that, if at any

G-12

time after making an Underwritten Shelf Takedown Request and prior to the launch of the Underwritten Shelf Takedown, the Participating Shareholder(s) requesting the Underwritten Shelf Takedown shall determine for any reason not to proceed with or to delay such Underwritten Shelf Takedown, the Participating Shareholder(s) shall give written notice to the Company of such determination and the Company shall give written notice of the same to each other Holder and, thereupon, (A) in the case of a determination not to proceed, the Company and such Participating Shareholder(s) shall be relieved of their respective obligations to cause the underwriter(s) to include any Registrable Securities of the other Holders as part of such Underwritten Shelf Takedown (but the Company shall not be relieved from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the other registration rights contained herein, and (B) in the case of a determination to delay such Underwritten Shelf Takedown, the Company and such Participating Shareholder(s) shall be relieved of their respective obligations to cause the underwriter(s) to include any Registrable Securities of the other Holders as part of such Underwritten Shelf Takedown for the same period as the Participating Shareholder(s) determine(s) to delay such Underwritten Shelf Takedown.

(ii) If the managing underwriter of an Underwritten Shelf Takedown advises the Company or the Participating Shareholder(s) requesting the Underwritten Shelf Takedown that, in its view, the number of Company Shares that the Participating Shareholder(s) and such other Holders intend to include in such registration exceeds the Maximum Offering Size, the Company and the Participating Shareholder(s) making the Underwritten Shelf Takedown Request shall cause the underwriter(s) to include in such Underwritten Shelf Takedown, in the following priority, up to the Maximum Offering Size:

(A)       first, all Registrable Securities requested to be included in such registration by the Participating Shareholder(s) requesting the Underwritten Shelf Takedown and any other Holders pursuant to Section 3(e)(i) or Section 3(e)(i) of Exhibit G to the Vestar Shareholders Agreement (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Holders on the basis of the relative number of Registrable Securities owned by such Holders; provided, that any securities thereby allocated to a Holder that exceed such Holder’s request shall be reallocated among the remaining Holders in like manner); and

(B)       second, and only if all of the securities referred to in clause (A) have been included, any securities proposed to be registered for the account of any other Persons with such priorities among them as the Participating Shareholder(s) requesting the Underwritten Shelf Takedown shall determine.

(iii) Each Holder shall be permitted to withdraw all or part of its Registrable Securities from an Underwritten Shelf Takedown at any time prior to 9:00 a.m., New York City time, on the date on which the Underwritten Shelf Takedown is anticipated to launch.

(f) Payment of Expenses for Shelf Registrations. The Company shall be liable for and pay all Registration Expenses in connection with any Shelf Registration, regardless of whether such registration is effected.

G-13

Section 4.   Piggyback Registration.

(a) Participation. If the Company at any time proposes to file a Registration Statement with respect to any offering of its securities for its own account or for the account of any other Persons (other than (i) a Registration Statement under Section 2 (it being understood that this clause (i) does not limit the rights of Holders to make written requests pursuant to  Section 2(a)), (ii) a Registration Statement on Form S-4 or S-8 or any successor form to such forms, (iii) a registration of securities solely relating to an offering and sale to employees or directors of the Company pursuant to any employee share plan or other employee benefit plan arrangement, or (iv) a registration in connection with a direct or indirect acquisition by the Company or one of its Subsidiaries of another Person or a similar business combination transaction, however structured)) then, as soon as practicable (but in no event less than ten (10) calendar days prior to the proposed date of filing such Registration Statement), the Company shall give written notice of such proposed filing to the Holders, and such notice shall offer the Holders the opportunity to register under such Registration Statement such number of Registrable Securities as each such Holder may request in writing (a “Piggyback Registration”). Subject to Section 4(b) and Section 4(c), the Company shall include in such Registration Statement all such Registrable Securities that are requested to be included therein within five (5) calendar days after the receipt by such Holders of any such notice; provided, that if at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration, the Company shall give written notice of such determination to each Holder and, thereupon, (A) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of the Holders to request that such registration be effected as a Demand Registration (subject to the provisions governing withdrawal set forth in Section 2(b)), and (B) in the case of a determination to delay registering, in the absence of a request for a Demand Registration, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities; provided, that if such registration involves an underwritten Public Offering, all such Holders requesting to be included in the Company’s registration must sell their Registrable Securities to the underwriters selected as provided in  Section 7(j) on the same terms and conditions as apply to the Company or the Holder requesting such registration, as applicable, and the Company shall make arrangements with the managing underwriter so that each such Holder may participate in such Underwritten Offering.

(b) Priority of Registrations Pursuant to a Piggyback Registration. If a Piggyback Registration involves an underwritten Public Offering (other than any Demand Registration, in which case the provisions with respect to priority of inclusion in such offering set forth in  Section 2(g) shall apply) and the managing underwriter advises the Board (or, in the case of a Piggyback Registration not being underwritten, the Board determines in its sole discretion) that, in its view, the number of Company Shares that the Company and such Holders intend to include in such registration exceeds the Maximum Offering Size, the Company shall include in such registration, in the following priority, up to the Maximum Offering Size:

G-14

(i) first, so much of the Company Securities proposed to be registered for the account of the Company (or for the account of such other initiating Person) as would not cause the offering to exceed the Maximum Offering Size,

(ii) second, and only if all of the securities referred to in clause (i) have been included, all Registrable Securities requested to be included in such registration by any Holders pursuant to this Section 4 or Section 4 of Exhibit G to the Vestar Shareholders Agreement or by any holders of Registrable Securities under Section 4 of Exhibit B to any of the Pritzker Lock-Up Agreements (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Holders and such other holders of Registrable Securities on the basis of the relative number of Registrable Securities owned by such Holders and such other holders; provided, that any securities thereby allocated to a Holder that exceed such Holder’s request shall be reallocated among the remaining Holders and other holders in like manner), and

(iii) third, and only if all of the securities referred to in clauses (i) and (ii) have been included, any securities proposed to be registered for the account of any other Persons with such priorities among them as the Company shall determine.

(c) Piggyback Withdrawal. Each Holder shall be permitted to withdraw all or part of its Registrable Securities from a Piggyback Registration at any time prior to the effectiveness of such Registration Statement. Subject to Section 17, no registration effected under this Section 4 shall relieve the Company of its obligations to effect a Demand Registration to the extent required by Section 2.

(d) Payment of Expenses for Piggyback Registrations. The Company shall pay all Registration Expenses in connection with each Piggyback Registration, regardless of whether such registration is effected.

Section 5. Lock-Up Agreements.

(a) In connection with each Public Offering, neither the Company nor any Holder shall effect any public sale or distribution of any Company Securities or other security of the Company (except as part of such Public Offering) during the period beginning on the date that is estimated by the Company, in good faith and provided in writing to such Holder, to be the seventh (7th) calendar day prior to the effective date of the applicable Registration Statement until the earlier of (i) such time as the Company and the lead managing underwriter shall agree and (ii) ninety (90) calendar days after the effective date of the applicable Registration Statement; provided, that the lead managing underwriter may extend such period as necessary to comply with applicable FINRA rules.

(b) Notwithstanding the foregoing, the Company may effect a public sale or distribution of securities of the type described above and during the periods described above if such sale or distribution is made pursuant to registrations on Form S-4 or S-8 or any successor form to such forms or as part of any registration of securities for offering and sale to employees or directors of the Company pursuant to any employee share plan or other employee benefit plan arrangement. The Company agrees to use its reasonable best efforts to obtain from each holder

G-15

of restricted securities of the Company which securities are the same as or similar to the Registrable Securities being registered, or any restricted securities convertible into or exchangeable or exercisable for any of such securities, an agreement not to effect any public sale or distribution of such securities during any such period referred to in this paragraph, except as part of any such registration, if permitted.

Section 6. Other Registration Rights(a). The Company represents and warrants that it is not a party to, or otherwise subject to, any agreement (other than as provided herein) granting registration rights to any other Person with respect to any securities of the Company, other than pursuant to the Vestar Shareholders Agreement, the Warburg Pincus Shareholders Agreement and each of the Pritzker Lock-Up Agreements. The Company shall not grant to any Person the right, other than as set forth herein, and except to employees of the Company with respect to registrations on Form S-8, to request the Company to register any Company Securities except such rights as are not more favorable than or inconsistent with the rights granted to the Holders and that do not violate the rights or adversely affect the priorities of the Holders set forth herein.

Section 7. Registration Procedures(a). In connection with any registration pursuant to Section 2, Section 3 or Section 4, subject to the provisions of such Sections:

(a) Prior to filing a Registration Statement covering Registrable Securities or prospectus or any amendment or supplement thereto, the Company shall, if requested, furnish to each Participating Shareholder and each underwriter, if any, of the Registrable Securities covered by such Registration Statement copies of such Registration Statement as proposed to be filed, and thereafter the Company shall furnish to such Participating Shareholder and underwriter, if any, without charge such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 or Rule 430A under the Securities Act and such other documents as such Participating Shareholder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Participating Shareholder. Each Participating Shareholder shall have the right to request that the Company modify any information contained in such Registration Statement, amendment and supplement thereto pertaining to such Participating Shareholder and the Company shall use all reasonable efforts to comply with such request; provided, that the Company shall not have any obligation to so modify any information if the Company reasonably expects that so doing would cause the prospectus to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(b) In connection with any filing of any Registration Statement or prospectus or amendment or supplement thereto, the Company shall cause such document (i) to comply in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC thereunder and (ii) with respect to information supplied by or on behalf of the Company for inclusion in the Registration Statement, to not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

G-16

(c) The Company shall promptly notify each Holder of such Registrable Securities and the underwriter(s) and, if requested by such Holder or the underwriter(s), confirm in writing, when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective.

(d) The Company shall furnish counsel for each underwriter, if any, and for the Holders of such Registrable Securities with copies of any written comments from the SEC or any state securities authority or any written request by the SEC or any state securities authority for amendments or supplements to a Registration Statement or prospectus or for additional information generally.

(e) After the filing of the Registration Statement, the Company shall (i) cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, (ii) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the Participating Shareholders set forth in such Registration Statement or supplement to such prospectus and (iii) promptly notify each Participating Shareholder holding Registrable Securities covered by such Registration Statement of any stop order issued or threatened by the SEC or any state securities commission and use commercially reasonable best efforts to prevent the entry of such stop order or to remove it if entered.

(f) The Company shall use all reasonable best efforts to (i) register or qualify the Registrable Securities covered by such Registration Statement under such securities or “blue sky” Laws of such jurisdictions in the United States as any Participating Shareholder holding such Registrable Securities reasonably (in light of such Participating Shareholder’s intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Participating Shareholder to consummate the disposition of the Registrable Securities owned by such Participating Shareholder; provided, that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 7(f), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

(g) The Company shall use reasonable best efforts to provide a transfer agent, registrar and CUSIP number for all such Registrable Securities not later than the effective date of such Registration Statement.

(h) The Company shall use reasonable best efforts to cooperate with each Holder and the underwriter or managing underwriter, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations (consistent with the provisions of the governing documents thereof) and registered in such names as each Holder or the underwriter or managing underwriter, if any, may reasonably request at least three (3) Business Days prior to any sale of Registrable Securities.

G-17

(i) The Company shall immediately notify each Participating Shareholder holding such Registrable Securities covered by such Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to each such Participating Shareholder and file with the SEC any such supplement or amendment subject to any suspension rights contained herein.

(j) The Company shall have the right to select an underwriter or underwriters in connection with any underwritten Public Offering resulting from the exercise of a Demand Registration or in connection with any other underwritten Public Offering; provided, that in connection with any Demand Registration, the Company will consult with the Holders before selecting the lead underwriter; provided, further, that in connection with any Demand Registration, the Holder requesting such Demand Registration shall have the right to select two (2) co-managers reasonably acceptable to the Company. In connection with any Public Offering, the Company shall enter into customary agreements (including an underwriting agreement in customary form) and take all other actions as are reasonably required and customary in order to expedite or facilitate the disposition of such Registrable Securities in any such Public Offering, including the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with FINRA.

(k) Upon execution of confidentiality agreements in form and substance reasonably satisfactory to the Company, the Company shall make available during regular business hours for inspection by any Participating Shareholder and any underwriter participating in any disposition pursuant to a Registration Statement being filed by the Company pursuant to this Section 7 and any attorney, accountant or other professional retained by any such Participating Shareholder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as shall be reasonably necessary or desirable to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such Registration Statement. Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement or (ii) the release of such Records is required pursuant to applicable Law or regulation or judicial process. Each Participating Shareholder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it or its Affiliates as the basis for any market transactions in the Company Securities unless and until such information is made generally available to the public. Each Participating Shareholder further agrees that, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, it shall give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

G-18

(l) The Company shall furnish to each Participating Shareholder and to each such underwriter, if any, a signed counterpart, addressed to such Participating Shareholder or underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company’s independent certified public accountants, each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, as the managing underwriter therefor reasonably requests.

(m) The Company shall take all commercially reasonable actions to ensure that any free-writing prospectus utilized in connection with any Demand Registration or Piggyback Registration hereunder complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(n) The Company shall otherwise use all commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement or such other document that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(o) The Company may require each such Participating Shareholder promptly to furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required or the Company may deem reasonably advisable in connection with such registration and shall not have any obligation to include a Participating Shareholder on any Registration Statement if such information is not promptly provided; provided, that, prior to excluding such Participating Shareholder on the basis of its failure to provide such information, the Company must furnish in writing a reminder to such Participating Shareholder requesting such information at least three (3) days prior to filing the applicable Registration Statement.

(p) Each such Participating Shareholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 7(i), such Participating Shareholder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Participating Shareholder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 7(i), and, if so directed by the Company, such Participating Shareholder shall deliver to the Company all copies, other than any permanent file copies then in such Participating Shareholder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. If the Company shall give such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective (including the period referred to in Section 7(a)) by the number of days during the period from and including the date of the giving of notice pursuant to  Section 7(i) to the date when the Company shall make available to such Participating Shareholder a prospectus supplemented or amended to conform with the requirements of Section 7(i).

G-19

(q) The Company shall use its commercially reasonable efforts to list all Registrable Securities covered by such Registration Statement on any securities exchange or quotation system on which any of the Registrable Securities are then listed or traded.

(r) In connection with an Underwritten Offering, the Company shall have appropriate officers of the Company (i) prepare and make presentations at any “road shows” and before analysts and rating agencies, as the case may be, (ii) otherwise use their commercially reasonable efforts to cooperate as reasonably requested by the underwriters in the offering, marketing or selling of the Registrable Securities, including, by executing customary underwriting agreements and (iii) otherwise use their commercially reasonable efforts to cooperate as reasonably requested by the Holders in the marketing of the Registrable Securities.

Section 8. Indemnification by the Company.

(a) The Company agrees to indemnify and hold harmless each Participating Shareholder holding Registrable Securities covered by a Registration Statement, each member, trustee, limited or general partner thereof, each member, trustee, limited or general partner of each such member, limited or general partner, each of their respective Affiliates, officers, directors, stockholders, shareholders, employees, advisors and agents, each Person, if any, who controls such Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each of their Representatives from and against any and all losses, claims, damages, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses) (“Damages”) caused by or relating to (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Registration Statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), any preliminary prospectus or any “issuer free writing prospectus” (as defined in Rule 433 of the Securities Act) or (B) any application or other document or communication executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any securities covered by such registration under the securities Laws thereof, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities Laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, except in all cases insofar as such Damages are caused by or related to any such untrue statement or omission or alleged untrue statement or omission so made based upon or contained in any information furnished in writing to the Company by such Participating Shareholder expressly for use therein or by such Participating Shareholder’s failure to deliver a copy of the prospectus, the issuer free writing prospectus or any amendments or supplements thereto after the Company has furnished such Participating Shareholder with a sufficient number of copies of the same.

(b) The Company also agrees to indemnify any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Participating Shareholders provided in

G-20

this Section 8 or otherwise on commercially reasonable terms negotiated on an arm’s length basis with such underwriters.

Section 9. Indemnification by Participating Shareholders. Each Participating Shareholder holding Registrable Securities included in any Registration Statement agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity from the Company contained in Section 8(a)(i) and Section 8(a)(ii) to such Participating Shareholder, but only with respect to information furnished in writing by such Participating Shareholder or on such Participating Shareholder’s behalf expressly for use in any Registration Statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, any preliminary prospectus or any “issuer free writing prospectus.” Each such Participating Shareholder also agrees to indemnify and hold harmless any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Company provided in this Section 9. As a condition to including Registrable Securities in any Registration Statement filed in accordance herewith, the Company may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar securities. No Participating Shareholder shall be liable under this Section 9 for any Damages in excess of the gross proceeds realized by such Participating Shareholder in the sale of Registrable Securities of such Participating Shareholder to which such Damages relate.

Section 10. Conduct of Indemnification Proceedings. If any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Section 8 or Section 9, such Person (an “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses; provided, that the failure of any Indemnified Party to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent and only to the extent that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed in writing to the retention of such counsel, (ii) the Indemnifying Party shall have failed to assume the defense of such claim or to employ counsel reasonably satisfactory to the Indemnified Party, or (iii) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that, in connection with any proceeding or related proceedings in the same jurisdiction, the Indemnifying Party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be

G-21

designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed), no Indemnifying Party shall effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

Section 11. Survival Section 8, Section 9, Section 10 and Section 12 hereto will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director or controlling Person of such Indemnified Party and will survive the transfer of securities.

Section 12. Contribution.

(a) If the indemnification provided for herein is unavailable to the Indemnified Parties in respect of any Damages, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages (i) as between the Company and the Participating Shareholders holding Registrable Securities covered by a Registration Statement on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and such Participating Shareholders on the one hand and the underwriters on the other, from the offering of the Registrable Securities, or if such allocation is not permitted by applicable Law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and such Participating Shareholders on the one hand and of such underwriters on the other in connection with the statements or omissions that resulted in such Damages, as well as any other relevant equitable considerations, and (ii) as between the Company on the one hand and each Participating Shareholder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each Participating Shareholder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and Participating Shareholders on the one hand and such underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and Participating Shareholders bear to the total underwriting discounts and commissions received by such underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Company and Participating Shareholders on the one hand and of such underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and Participating Shareholders or by such underwriters. The relative fault of the Company on the one hand and of each Participating Shareholder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

G-22

(b) The Company and the Participating Shareholders agree that it would not be just and equitable if contribution pursuant to this Section 12 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 12, no Participating Shareholder shall be required to contribute any amount for Damages in excess of the gross proceeds realized by Participating Shareholder in the sale of Registrable Securities of Participating Shareholder to which such Damages relate. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Each Participating Shareholder’s obligation to contribute pursuant to this Section 12 is several in the proportion that the net proceeds of the offering received by Participating Shareholder bears to the total net proceeds of the offering received by all such Participating Shareholders and not joint.

Section 13. Participation in Public Offering.

(a) No Person may participate in any Public Offering hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements (provided, that no Holder of Registrable Securities will be required to sell more than the number of Registrable Securities that such Holder has requested the Company include in any Registration Statement) and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions set forth herein in respect of registration rights.

(b) Each Person that is participating in any registration hereunder agrees that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 7(i) above, such Person shall immediately discontinue the disposition of its Registrable Securities pursuant to the Registration Statement until such Person’s receipt of the copies of a supplemented or amended prospectus as contemplated by  Section 7(i). In the event the Company has given any such notice, the applicable time period during which a Registration Statement is to remain effective shall be extended (provided, that the Company shall not cause any Registration Statement to remain effective beyond the latest date allowed by applicable Law) by the number of days during the period from and including the date of the giving of such notice pursuant to this paragraph to and including the date when each Holder of Registrable Securities covered by such Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by  Section 7(i).

G-23

Section 14. Compliance with Rule 144 and Rule 144A. (a). At the request of any Holder who proposes to sell securities in compliance with Rule 144 of the Securities Act, the Company shall (i) cooperate, to the extent commercially reasonable, with such Holder, (ii) forthwith furnish to such Holder a written statement of compliance with the filing requirements of the SEC as set forth in Rule 144, as such rule may be amended from time to time, (iii) make available to the public and such Holders such information, and take such action as is reasonably necessary, to enable the Holders of Registrable Securities to make sales pursuant to Rule 144, and (iv) use its reasonable best efforts to list such Holder's Company Shares on the NYSE. Unless the Company is subject to Section 13 or 15(d) of the Exchange Act, the Company will provide to the holder of Registrable Securities and to any prospective purchaser of Registrable Securities under Rule 144A of the Securities Act, the information described in Rule 144A(d)(4) of the Securities Act.

Section 15. Foreign Registration. (a).The Parties agree that, with respect to the rights to register Registrable Securities set forth herein, all Holders of Registrable Securities shall have comparable rights to register such Registrable Securities on any non-U.S. securities exchange on which the Company is listed or traded, if any; provided, that the exercise of any such rights to register Registrable Securities shall be governed by the same limitations set forth herein (including, for the avoidance of doubt, that any requests that are comparable to Long-Form Registrations, Short-Form Registrations or requests to file a Shelf Registration Statement shall be aggregated with any other such requests pursuant hereto for purposes of the limitations set forth herein).

Section 16. Selling Expenses. All Selling Expenses relating to the offer and sale of Registrable Securities registered under the Securities Act pursuant to this Agreement shall be borne and paid by the Holders of such Registrable Securities, in proportion to the number of Registrable Securities included in such registration for each such Holder.

Section 17. Prohibition on Requests. No Holder shall, without the Company’s consent, be entitled to deliver a request for a Demand Registration or a Shelf Offering Request if less than 90 calendar days have elapsed since (A) the effective date of a prior Registration Statement in connection with a Demand Registration, Shelf Registration or Piggyback Registration, (B) the date of withdrawal by the Participating Shareholders of a Demand Registration or (C) the pricing date of any Underwritten Offering effected by the Company; provided, in each case, that such Holder has been provided with an opportunity to participate in the prior offering and has not been cut back to less than 50% of the Registrable Securities requested to be included.

G-24

EXHIBIT H

FORM OF INDEMNIFICATION AGREEMENT

EXHIBIT I

FORM OF MANAGEMENT RIGHTS AGREEMENT

Schedule 2.02(b)
DIRECTORS OF THE COMPANY

Directors:

Name

1. David A. Coulter
2. Simon R. Vernon
3. Robert L. Rosner
4. Brian M. Sondey

Three of the following of (5) through (9), to be selected by TAL prior to the Closing:

5. Claude Germain
6. Kenneth Hanau
7. Frederic H. Lindeberg
8. Malcolm P. Baker
9. Helmut Kaspers

10. An individual (i) who is not affiliated with or employed by any of the Sponsor Shareholders, the Pritzker Holders (as defined in the Pritzker Lock-Up Agreements) or their respective affiliates and (ii) who will qualify as an Independent Director, to be selected prior to the Closing by the Triton Board of Directors. It is understood and agreed that the Triton Board of Directors will allow TAL an opportunity to discuss and provide input on potential candidate(s) identified by the Triton Board of Directors for such directorship.

11. An individual who will qualify as an Independent Director to be selected prior to the Closing by the TAL Nominating and Governance Committee after completion of a search with the assistance of a nationally recognized executive search firm. It is understood and agreed that the TAL Nominating and Governance Committee will allow Triton an opportunity to discuss and provide input on potential candidate(s) identified by the TAL Nominating and Governance Committee for such directorship.